Exhibit 10.19(a)

Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) is the type of information that the registrant treats as private or confidential.

Triple asterisks denote omissions.

DEED made	2009

BETWEEN:

The Party identified in Item 1 of the Schedule (“the Landlord”);

The Party identified in Item 2 of the Schedule (“the Tenant”);

and

The Party (if any) identified in Item 14 of the Schedule (“the Guarantor”).

IT IS AGREED

1.	DEFINITIONS AND INTERPRETATION

1.1.	Definitions

In this Lease, unless the context otherwise requires:

1.1.1.	Access Conditions means:

1.1.1.1.	in the case of an emergency:

1.1.1.1.1.	without prior written notice and upon such verbal notice (if any) as is reasonably practicable in the circumstances. If no notice is possible the Landlord must notify the Tenant as soon as possible after entry that entry has been effected and the reasons for entry;

1.1.1.1.2.	accompanied by the Tenant’s representative if it is reasonably practicable in the circumstances for the representative to attend in time;

1.1.1.1.3.	complying with the Tenant’s security requirements as notified to the Landlord from time to time (being procedures reasonably designed so as not to jeopardise the Tenant’s trade secrets, proprietary technology or critical business operations including in relation to the Tenant’s rights under clause 25) (Tenant’s Security Requirements);

1.1.1.1.4.	with due care;

1.1.1.1.5.	causing minimal disturbance or interference with the Tenant’s use or occupancy of the Premises if reasonably practicable in the circumstances;

1.1.1.2.	in all other cases:

1.1.1.2.1.	without entering the Tenant’s so called “clean rooms” without the Tenant’s consent and then complying with the reasonable conditions of consent; and

1.1.1.2.2.	at all reasonable times; and

1.1.1.2.3.	upon giving to the Tenant not less than 48 hours prior notice; and

1.1.1.2.4.	accompanied by the Tenant’s representative if the Tenant makes a representative available at the appointed time; and

1.1.1.2.5.	complying with the Tenant’s Security Requirements; and

1.1.1.2.6.	with due care; and

1.1.1.2.7.	causing minimal disturbance or interference with the Tenant’s use or occupancy of the Premises if reasonably practicable in the circumstances.

1.1.2.	Air Conditioning Equipment means the plant, chilled water piping, electrical installations, ductwork and diffusers used to heat, cool, circulate and extract air;

1.1.3.	Air Conditioning Specifications means, in relation to the office area in the Premises, the specifications set out in Item 16 of the Schedule;

1.1.4.	Australian Institute means the Australian Property Institute (Inc.) Western Australian Division or its successor or other organisation replacing it;

1.1.5.	Authority means any federal, state, semi or local government, statutory or public authority or corporation, or any government minister or any other person, authority, instrumentality or body having jurisdiction or powers, duties or responsibilities in respect of the Premises, Building or Land or any part of them;

1.1.6.	Building means all improvements of which the Premises form part erected on the Land including any modifications, extensions or alterations to those improvements and, where appropriate, includes:

1.1.6.1.	the Common Areas;

1.1.6.2.	the Land;

1.1.6.3.	the Landlord’s Plant and Equipment,

but excluding the Tenant’s Fittings and the property of any other tenant or occupier;

1.1.7.	Business Day means a day other than a Saturday, Sunday or public holiday in Perth, Western Australia;

1.1.8.	Capital Works includes:

1.1.8.1.	any works of a capital nature in acquiring and installing any Landlord’s plant, equipment, fixtures and fittings in the Building (including any Air Conditioning Equipment including compressors and ducting, any Fire Equipment, any other Services and any Landlord’s Property) and including any major repairs or replacements of major items or components;

1.1.8.2.	any works of a structural or capital nature in constructing the Building including any works in rectifying defects or omissions in the construction of the Building;

1.1.8.3.	any works of a structural nature including any major repairs and replacements, renovations and upgrades of major items or components of the Building (other than any minor routine repairs and maintenance of the structure);

1.1.9.	Car Bays means the car bays licensed to the Tenant pursuant to Item 18(4) of the Schedule;

1.1.10.	Car Park means:

1.1.10.1.	that part of the Land reserved for the parking of the motor vehicles of tenants, occupiers and their invitees, and being at the Commencement Date as shown on the Site Plan (subject to change by written agreement between the Landlord and the Tenant which must not be unreasonably withheld or delayed); and

1.1.10.2.	accessways on the Land serving the car parking area;

1.1.11.	Certificate of Classification means a certificate issued by the Authority permitting occupation of the Building;

1.1.12.	Claim includes any claim or legal action;

1.1.13.	Commencement Date means the date of commencement of this Lease stated in Item 5 of the Schedule;

1.1.14.	Common Areas means all parts of the Building and the Land designated by the Landlord acting reasonably for common use by the Building’s tenants or occupiers and their respective employees, invitees and licensees and where appropriate includes the Car Park;

1.1.15.	Cost means any reasonable and proper cost, charge, expense, outgoing, payment or other expenditure of any nature and where appropriate, includes the reasonable fees and disbursements payable to contractors, consultants and lawyers;

1.1.16.	Default Rate means 3% per annum above the highest overdraft rate charged by the Landlord’s bank for commercial loans in excess of $100,000 at the date for payment of any money and, in the absence of manifest error, a written statement by the Landlord’s bank manager will be conclusive evidence of the rate;

1.1.17.	Encumbrances means a mortgage, charge, bill of sale, lien, pledge, easement, restrictive covenant, writ, warrant, caveat and the claim stated in that caveat affecting the Land;

1.1.18.	End Date means the earlier of the Expiry Date or the date of earlier lawful termination of this Lease;

1.1.19.	Expiry Date means the date of expiry of this Lease by effluxion of time or, if the Tenant exercises the Tenant’s rights under Item 18(5) of the Schedule to terminate this Lease, means the date of earlier termination of this Lease under that clause;

1.1.20.	Financial Year means, as the context requires:

1.1.20.1.	where the Term does not commence on 1 July, the period commencing on the Commencement Date and ending on 30 June immediately following the Commencement Date;

1.1.20.2.	each complete period of 12 months commencing on 1 July in any year of the Term and ending on 30 June in the following year of the Term;

1.1.20.3.	where the Term does not end on 30 June, the period commencing on 1 July immediately prior to the end of the Term and ending on the Expiry Date;

1.1.21.	Fire Equipment includes all exit signs, stop cocks, hydrants, alarms, fire sprinkler systems (including all supply and distribution pipes) smoke exhaust systems and other fire prevention and fire detection equipment;

1.1.22.	GST has the meaning in clause 3.10;

1.1.23.	Guarantor includes:

1.1.23.1.	in the case of a company, its successors and assigns; and

1.1.23.2.	in the case of a person, his executors, administrators and assigns;

1.1.24.	Hazardous Materials means hazardous wastes, toxic substances or related material;

1.1.25.	Insured Risk means an event against which a reasonably prudent landlord of premises similar to the Building would ordinarily insure against including, but not limited to, fire, explosion, earthquake, aircraft, riot, civil commotion, lightning, storm, tempest, act of God, fusion, smoke, rainwater, water leakage, impact by vehicles, loss of rent, machinery breakdown, malicious acts or omissions, bursting or overflowing of water tanks, apparatus or pipes and other disabling causes;

1.1.26.	Land means:

1.1.26.1.	the land stated in Item 3 of the Schedule;

1.1.26.2.	the benefit of easement noted on the title to the Land created under section 136C TLA for right of carriageway purposes as varied from time to time by agreement between the parties (not to be unreasonably withheld, conditioned or delayed); and

1.1.26.3.	any other land which is acquired and used by the Landlord for the purposes of the Building;

1.1.27.	Landlord includes:

1.1.27.1.	in the case of a company, its successors and assigns; and

1.1.27.2.	in the case of a person, his executors, administrators and assigns;

1.1.28.	Landlord’s Plant and Equipment includes any Services and all other Landlord’s plant, equipment, machinery, floor coverings, fixtures and fittings erected or installed in the Premises or in or about the Building but does not include any items that are the Tenant’s Fittings;

1.1.29.	Landlord’s Property means any Landlord’s Plant and Equipment in the Premises;

1.1.30.	Law includes the general law and the provisions of any statute, rule, regulation, proclamation, ordinance or by-law, present or future, whether state, federal or otherwise;

1.1.31.	Lease means this deed of lease as amended by the parties in writing;

1.1.32.	Lettable Area means the lettable area from time to time (of premises leased, licensed or designed to be leased or licensed on the Land) calculated using the relevant method of measurement for the premises in question under the Property Council of Australia Method of Measurement (1997 edition);

1.1.33.	Managing Agent means any licensed real estate agent appointed by the Landlord to manage the Building, and includes the agents, employees and contractors of that agent;

1.1.34.	Operating Expenses has the meaning in clause 4;

1.1.35.	Permitted Use means the use referred to in Item 11 of the Schedule, as varied with the Landlord’s prior consent;

1.1.36.	Practical Completion means completion of the works in accordance with all Laws and Requirements and being in order for use (other than minor omissions and defects the making good of which will not interfere with the use and enjoyment of the works);

1.1.37.	Premises means the part of the Building stated in Item 4 of the Schedule:

1.1.37.1.	the boundaries of which are:

1.1.37.1.1.	the outside face of external walls and the centre of any internal structural walls of the Building;

1.1.37.1.2.	the internal face of the concrete ceiling;

1.1.37.1.3.	the internal face of the concrete floor; and

1.1.37.1.4.	the centre line of any partitions which separate the Premises from other parts of the Building; and

1.1.37.2.	includes the Landlord’s Property; but

1.1.37.3.	excludes any items which are intended or are physically available for use jointly with any other occupier or tenant of the Building;

1.1.38.	Premises Plan means the plan annexed to this Lease as “B”;

1.1.39.	Schedule means the Schedule to this Lease;

1.1.40.	Specified Encumbrances means:

1.1.40.1.	the easement burdens noted on Deposited Plan 56784; and

1.1.40.2.	any registered mortgage if the mortgagee has given written consent to the grant and registration of this Lease in accordance with clause 13.1;

1.1.41.	Rent means the amount stated in Item 8 of the Schedule as varied from time to time under the provisions of this Lease;

1.1.42.	Requirement means any requirement, notice, order, approval or consent conditions or direction received from or given by any Authority;

1.1.43.	Rules means the rules and regulations made by the Landlord (acting reasonably) from time to time for the safety or good management of the Building in accordance with clause 17.3;

1.1.44.	Services means all gas, electricity, telephone, water, sewerage, Fire Equipment, Air Conditioning Equipment, hydraulic, elevator and security services and all other services or systems provided by the Landlord or an Authority in the Building or the Common Areas or to the Land or available for the use of the Building’s tenants or occupiers;

1.1.45.	Site Plan means the plan annexed to this Lease as “A”;

1.1.46.	Tenant includes:

1.1.46.1.	in the case of a company, its successors and permitted assigns; and

1.1.46.2.	in the case of a person, his executors, administrators and permitted assigns;

1.1.47.	Tenant’s Employees means each of the Tenant’s agents, employees, contractors, subtenants, licensees and others under the Tenant’s control (and includes the Tenant’s customers, clients, visitors and invitees and does not include the Landlord or the Landlord’s employees, agents or contractors);

1.1.48.	Tenant’s Fittings means all fixtures, fittings, furniture, plant, signs, equipment, partitions or other articles and chattels the property of the Tenant in the Building. Without limiting the foregoing, the Tenant’s Fittings include any security equipment installed on the Land by the Tenant;

1.1.49.	Term means the term of this Lease stated in Item 7 of the Schedule and includes where the context permits any extension, renewal or holding over;

1.1.50.	Valuer means a person who is;

1.1.50.1.	a fully licensed member, of not less than 5 years’ standing, of the Australian Institute and active in the relevant market at the time of his appointment; and

1.1.50.2.	has at least 5 years’ experience in valuing the kind of premises leased by this Lease.

1.2.	Construction

Reference to:

1.2.1.	a person includes:

1.2.1.1.	a corporation or government body; and

1.2.1.2.	the legal representatives, successors and assigns of that person;

1.2.2.	including (in any form) or such as when introducing a list of items does not limit the meaning of the word to which the list relates to those items or items of a similar kind;

1.2.3.	a thing includes the whole and each part of it;

1.2.4.	a sum of money means Australian dollars;

1.2.5.	a day or time means the day or time in Perth, Western Australia;

1.2.6.	month or monthly means calendar month or calendar monthly;

1.2.7.	year means a calendar year;

1.2.8.	a right includes a remedy, authority or power.

1.3.	Plurals and genders

A word importing:

1.3.1.	the singular includes the plural and vice versa; and

1.3.2.	any gender includes all other genders,

1.4.	Parties bound jointly and individually

If 2 or more persons are named as a party, any covenant or agreement made by or on behalf of the party binds them jointly and each of them individually.

1.5.	Statutes and regulations

References to statutes, regulations, ordinances or by-laws include all statutes, regulations, ordinances or by-laws amending, consolidating or replacing them.

1.6.	Covenants

1.6.1.	Every obligation undertaken by a party to this Lease will be deemed to be and be construed as a covenant by that person.

1.6.2.	Every obligation by the Tenant is taken to include an obligation by the Tenant to ensure that each of the Tenant’s Employees complies with that obligation. A breach by the Tenant’s Employees is a breach by the Tenant.

1.6.3.	Every obligation by the Landlord is taken to include an obligation by the Landlord to ensure that each of the Landlord’s agents, employees or contractors complies with that obligation. A breach by the Landlord’s agents, employees or contractors is a breach by the Landlord.

1.7.	Severability

1.7.1.	As far as possible all provisions of this Lease will be construed so as not to be invalid, illegal or unenforceable in any respect.

1.7.2.	If any provision on its true interpretation is illegal, invalid or unenforceable, that provision will, as far as possible, be read down to the extent necessary to ensure that it is not illegal, invalid or unenforceable and so as to give it a valid operation of a partial character.

1.7.3.	If any provision or part of it cannot be read down, that provision or part will be deemed to be void and severable and the remaining provisions of this Lease will not be affected or impaired.

1.8.	Whole agreement

1.8.1.	The terms contained in this Lease comprise the whole agreement between the Landlord, the Tenant and the Guarantor.

1.8.2.	No further terms will be implied or arise between the Landlord, the Tenant and the Guarantor under any collateral or other agreement made on or prior to execution of this Lease.

1.9.	Headings

1.9.1.	Headings and the table of contents to this Lease have been inserted for guidance only and will not affect the construction of this Lease.

1.9.2.	References to clauses, schedules and annexures will be construed as references to clauses of and schedules and annexures to this Lease.

1.10.	Organisations

1.10.1.	If any organisation has ceased to exist, reference to that organisation will be deemed to be reference to an organisation having substantially the same objects as the original organisation;

1.10.2.	Reference to the president or chairman of an organisation will, in the absence of a president or chairman, be read as reference to the senior officer for the time being of the organisation or any other person fulfilling the duties of president or chairman.

1.11.	Landlord’s consent

If the Landlord’s consent or approval is required:

1.11.1.	unless otherwise expressly stated in this Lease to the contrary, it cannot be unreasonably withheld, conditioned or delayed; and

1.11.2.	it will not be effective unless in writing.

1.12.	Written notices

If a provision of this Lease requires a notice or demand to be given by a party, it must be in writing.

1.13.	Lease to operate as deed

This Lease will operate as a deed on execution by the Landlord, the Tenant and the Guarantor.

1.14.	Release of Landlord

Subject to the Landlord first complying with clause 1.15:

1.14.1.	the term Landlord as used in this Lease so far as the covenants or obligations of the Landlord are concerned shall be limited to and mean only the registered proprietor for the time being of the Land; and

1.14.2.	if a Landlord ceases to be the registered proprietor of the Land then that outgoing Landlord will be freed and discharged from and after the date of registration of the transfer from all personal liability for the performance of any covenant or obligation on the Landlord’s part contained in this Lease. For the avoidance of any doubt the Landlord is not released in respect of its obligations under this Lease in respect of the period prior to the date of registration of the transfer.

1.15.	Deed of Covenant

If the Landlord transfers its interest in the Land the Landlord must on or prior to the transfer procure and deliver to the Tenant a deed of covenant to be prepared by the Landlord’s solicitors at the cost of the Landlord (including the Tenant’s reasonable and proper legal costs capped at $500.00 plus GST) in favour of the Tenant and the Guarantor by the transferee for the performance by the transferee of all of the Landlord’s covenants and obligations contained in this Lease as if the transferee had originally been named in this Lease as the Landlord. The Tenant and the Guarantor must respectively covenant with the transferee to comply with all of the Tenant’s and the Guarantor’s covenants and obligations contained in this Lease.

1.16.	Force majeure

In any case where a party is required to do any act, delays caused by or resulting from Acts of God, war, civil commotion, fire, flood or other casualty, labour difficulties, shortages of labour, materials or equipment, government regulations, unusually severe weather or other causes beyond such party’s reasonable control will not be counted in determining the time during which work shall be completed, whether such time be designated by a fixed date, or fixed time or a “reasonable time”, and such time will be deemed to be extended by the period of such delay.

1.17.	Statutory Provisions excluded

To the extent permitted by Law:

1.17.1.	the covenants, powers and provisions (if any) implied in leases by virtue of any Law are expressly excluded; and

1.17.2.	the application to this Lease of any Law having the effect of extending the Term, reducing or postponing the payment of Rent or otherwise affecting the operation of any of the covenants, terms and conditions of this Lease is excluded and negatived.

1.18.	Act by agents

Subject always to clause 17.1.2 and clause 17.1.3, a party may in the exercise of its rights under this Lease, or performance of its obligations act by a solicitor, agent, contractor or employee of that party.

1.19.	Governing Law

This Lease is governed by, and to be interpreted in accordance with, the Laws of Western Australia and where applicable the Laws of the Commonwealth of Australia.

2.	TERM AND HOLDING OVER

2.1.	Term

The Landlord leases to the Tenant and the Tenant takes a lease of the Premises for the Term commencing on the Commencement Date and terminating on the Expiry Date subject to the provisions of this Lease.

2.2.	Holding over

If the Tenant continues to occupy the Premises beyond the End Date with the Landlord’s consent except under a lease arising from the valid exercise of an option to renew then the following provisions will apply:

2.2.1.	Monthly tenancy

The Tenant will occupy the Premises as a monthly tenant at a total rental payable monthly in advance being an amount equal to one twelfth of the aggregate of the Rent and any other money payable by the Tenant to the Landlord under this Lease as at the End Date plus 10%, the first of the monthly payments to be made on the day following the End Date.

2.2.2.	Provisions of Lease to apply

The tenancy will otherwise continue on the terms and conditions of this Lease as far as applicable to a monthly tenancy.

2.2.3.	Termination

The monthly tenancy will be terminable at any time by either the Landlord or the Tenant giving to the other 1 month’s notice expiring on any date.

3.	RENT AND RENT REVIEWS

3.1.	Rent

3.1.1.	Except for the 3 month rent free period referred to in clause 3.1.3, the Tenant must pay the Rent to the Landlord without demand, deduction or right of set-off (except as otherwise expressly allowed in this Lease) by equal monthly instalments in advance on the first day of each month.

3.1.2.	If this Lease commences on a day other than the first day of the month, the first and last instalments of Rent will be apportioned on a daily basis.

3.1.3.	Rent will not be payable until the date being 3 months after:

3.1.3.1.	the Commencement Date; or

3.1.3.2.	the date the Tenant completes the Tenant’s Works and commences conducting the Permitted Use from the Premises,

whichever occurs first.

3.1.4.	All instalments must be paid as the Landlord directs. However:

3.1.4.1.	the Landlord cannot require the Tenant or the Guarantor to put in place a standing order on the Tenant or the Guarantor’s bank to directly debit their accounts; and

3.1.4.2.	the Landlord must in any event allow the Tenant (if the Tenant wishes) to pay by electronic funds transmission. If requested by the Tenant the Landlord must notify the Tenant of the bank account the Landlord requires the funds to be transmitted to.

3.2.	Rent Review

The Rent will be reviewed on each date specified in Item 9(2) of the Schedule (Market Review Date) in accordance with this clause 3.2 and the Landlord and the Tenant agree to use reasonable endeavours to have the Rent reviewed as expeditiously as is reasonably possible:

3.2.1.	Landlord’s notice

3.2.1.1.	The Landlord must state the amount which it considers to be the Current Market Rent for the Premises by notice to the Tenant (Landlord’s notice) at any time no later than 3 months before and no later than 3 months after a Market Review Date.

3.2.1.2.	If the Landlord for any reason does not serve a Landlord’s notice within 1 month after a Market Review Date then at any time before the Landlord serves a Landlord’s notice thereafter the Tenant may serve notice on the Landlord requiring the Rent to be determined by valuation. If the Tenant does so then the Rent payable from the relevant Market Review Date will be the Current Market Rent determined under clauses 3.2.3 to 3.2.7 inclusive and the Tenant’s notice referred to in those clauses will be the Tenant’s notice under this clause 3.2.1.2.

3.2.2.	Tenant’s Notice

3.2.2.1.	If clause 3.2.1.2 does not apply then within 15 Business Days after service of the Landlord’s notice, the Tenant may serve on the Landlord a notice (Tenant’s notice) either agreeing to or disputing the amount stated in the Landlord’s notice.

3.2.2.2.	If the Tenant’s notice states that the Tenant agrees to the amount stated in the Landlord’s notice, the Rent payable from the relevant Market Review Date will be the amount in the Landlord’s notice.

3.2.2.3.	If the Tenant’s notice states that the Tenant disputes the amount stated in the Landlord’s notice (or if the Tenant does not give a notice in time) the Rent payable from the relevant Market Review Date will be the Current Market Rent determined under clauses 3.2.3 to 3.2.7 inclusive.

3.2.3.	Negotiations

The Landlord and Tenant or their representatives will meet and attempt to agree the Current Market Rent for the Premises at the relevant Market Review Date.

3.2.4.	Valuer to settle if dispute

3.2.4.1.	If the Landlord and the Tenant have not agreed on the Current Market Rent for the Premises within 21 days after the Tenant’s notice is given (or if the Tenant has not given a notice, within 35 days after the Landlord’s notice is given), then the Landlord and the Tenant must each appoint a Valuer to jointly determine the Current Market Rent and must notify the other party of its appointment.

3.2.4.2.	The Valuers must make a determination of the Current Market Rent as at the relevant Market Review Date each acting as an expert and not as an arbitrator.

3.2.4.3.	If the Valuers cannot agree on the Current Market Rent, any issue in dispute between them is to be determined by a third Valuer jointly appointed by the parties, or if they cannot agree on the appointment, nominated by the president of the Australian Institute at the request of either party.

3.2.5.	Single Valuer

If the parties agree, they may jointly appoint a single Valuer to determine the Current Market Rent, in which case a reference to Valuers in this Lease is taken to be a reference to the single Valuer.

3.2.6.	Rules governing Valuers determination

The following rules apply to the determination made by the Valuers:

3.2.6.1.	the Valuers must make a written determination containing reasons as soon as possible after their appointment (but no sooner than 30 days after their appointment);

3.2.6.2.	irrespective of when made, the Valuers’ determination is final and binding on the Landlord and the Tenant except in the case of manifest error;

3.2.6.3.	the costs of a Valuer appointed solely by one party must be paid by the appointing party. The costs of a jointly appointed Valuer or a third Valuer must be paid by the Landlord and the Tenant in equal shares;

3.2.6.4.	any jointly appointed Valuer’s costs must be paid within 30 days after the date of the jointly appointed Valuer’s invoice. If a party defaults in the payment of any jointly appointed Valuer’s costs, the other party may pay the amount owing and recover the amount paid as a debt from the defaulting party;

3.2.6.5.	a Valuer who accepts appointment may require either party to supply information which the Valuer (acting reasonably) considers relevant to the determination;

3.2.6.6.	any proper request for information must be complied with promptly in writing by the party to whom it is directed and that party must make a copy of that information available to the other party;

3.2.6.7.	either party may supply the Valuers with other information which that party considers relevant and must make a copy of that information available to the other party;.

3.2.6.8.	information may be provided on a confidential basis and, if so, the party receiving it and the Valuers must treat the information as confidential and must not use that information other than for the purpose of the market rent determination;

3.2.6.9.	the Landlord and the Tenant may make written submissions to the Valuers in relation to the Current Market Rent within 21 days after the date of appointment of the last Valuer to be appointed;

3.2.6.10.	a party making a written submission must at the same time give a copy of it to the other party; and

3.2.6.11.	a party may within 7 days after receiving a copy of the other party’s written submission, give the Valuers a written response to that submission and must give a copy of the response to the other party.

3.2.7.	Valuers criteria

3.2.7.1.	In determining the Current Market Rent as at a Market Review Date the Valuer may take into account any matters he considers relevant including taking into account or disregarding any written submissions received from the Landlord or the Tenant but, in making his determination, the Valuer must:

3.2.7.1.1.	disregard:

3.2.7.1.1.1.	any goodwill attributable to the Premises by reason of the trade, business or activity carried on by the Tenant;

3.2.7.1.1.2.	the value of the Tenant’s Fittings;

3.2.7.1.1.3.	any state of disrepair of the Premises if that condition results from any work carried out or not carried out on the Premises by the Tenant or from the Tenant’s breach of any provision of this Lease;

3.2.7.1.1.4.	any money received under any sublease, sub-tenancy agreement or occupational arrangement in respect of the Premises which has not been approved by the Landlord;

3.2.7.1.1.5.	any inducement provided or to be provided to the Tenant in connection with the granting of this Lease;

3.2.7.1.1.6.	any inducement then being provided or to be provided to any other tenant in relation to the taking of a lease of any other premises; and

3.2.7.1.1.7.	anything (including part of a submission received from the Landlord or the Tenant) which is not consistent with the matters to be disregarded or taken into account under clause 3.2.7; and

3.2.7.1.2.	take into account the following matters or, where the context requires, make the following assumptions:

3.2.7.1.2.1.	the provisions of this Lease;

3.2.7.1.2.2.	the Term and any option for renewal (disregarding the elapsed part of the Term);

3.2.7.1.2.3.	the rent and outgoings paid or payable in respect of other premises of an age, quality, nature, size and location similar to the Premises;

3.2.7.1.2.4.	the use permitted by the relevant Laws and the provisions of this Lease;

3.2.7.1.2.5.	assume that the Tenant has observed and performed all of the provisions of this Lease;

3.2.7.1.2.6.	comparable market rent information in the Perth metropolitan area; and

3.2.7.1.2.7.	assume that it is the Landlord’s and the Tenant’s express requirement that no reduction or adjustment will be made to the market rent on account of any inducement provided or to be provided to the Tenant to secure it as a tenant of the Premises or to any other tenant in relation to the taking of a lease of any other premises whether or not those premises are comparable with the Premises.

3.2.7.2.	The term inducement means any inducement or incentive provided by the Landlord in respect of the Tenant’s entry into this Lease and includes any rent reduction.

3.3.	Failure to notify review

Any failure by the Landlord to notify the Tenant prior to each of the Market Review Dates of the intention of the Landlord to review the Rent shall not prejudice the right of the Landlord to review the Rent or have the Rent reviewed retrospectively.

3.4.	Date for commencement of reviewed Rent

The new Rent shall be payable and paid at the new rate from and including the relevant Market Review Date irrespective of when the reviewed Rent is agreed or determined.

3.5.	Costs

All Costs incurred in the valuation and determination of the reviewed Rent shall be shared equally between the Landlord and the Tenant.

3.6.	Payment of Rent pending review

3.6.1.	Until the determination of Rent has been made, the Tenant must pay Rent in the amount payable immediately prior to the relevant Market Review Date.

3.6.2.	Any variation in Rent as a result of review under clause 3.2 will take effect on the relevant Market Review Date, despite being conducted at any later date.

3.6.3.	Within 15 Business Days after receipt of notice of the determination of the reviewed rent the Tenant shall pay any shortfall in Rent.

3.7.	Fixed Review

On each of the dates specified in Item 9(1) of the Schedule (Fixed Review Date) the Rent applying immediately before the relevant Fixed Review Date must be increased by 4% and the increased amount will be the Rent applying from and including the relevant Fixed Review Date.

3.8.	No decrease in Rent

3.8.1.	Notwithstanding anything in this Lease, the Rent payable from any Market Review Date will not be less than the Rent payable immediately prior to the relevant review date with the exception of the rent review to be conducted on the commencement date of:

3.8.1.1.	year 8;

3.8.1.2.	year 13 (if the first option term is exercised by the Tenant),

when the reviewed rent may be less than the Rent payable immediately prior to the relevant Market Review Date.

3.8.2.	Notwithstanding anything in this Lease, the Rent payable from any Market Review Date will not be more than the Rent payable immediately prior to the relevant review date increased by 10%.

3.9.	Option to renew and Market Review Date

The parties acknowledge and agree that the last Market Review Date prior to the Expiry Date of a term has been selected with the express purpose of ensuring that the Current Market Rent for that review date is agreed or determined no later than 24 months prior to the Expiry Date so that where the Tenant has an option to renew for a further term under clause 21:

3.9.1.	the Tenant knows the Rent that will apply should the Tenant choose to exercise the option to renew; and

3.9.2.	if the Tenant chooses not to exercise the option to renew, the Tenant has at least 24 months to relocate to alternative premises.

3.10.	Goods and Services Tax

3.10.1.	Consideration is exclusive of GST

The consideration for a Supply under this Lease (other than under this clause 3.10) is exclusive of any GST imposed on the Supply.

3.10.2.	Recovery of GST

If a Supply under this Lease is subject to GST:

3.10.2.1.	the Recipient of the Supply must pay, in addition to the other consideration payable or to be provided for the Supply, an additional amount equal to the GST; and

3.10.2.2.	the Recipient must pay the additional amount to the supplier at the same time as the other consideration.

However, the Recipient need not pay the additional amount until the supplier gives the Recipient a Tax Invoice.

3.10.3.	Adjustment of additional amount

If the additional amount differs from the amount of GST payable by the supplier on the Supply:

3.10.3.1.	the supplier must promptly issue an Adjustment Note to the Recipient; and

3.10.3.2.	an amount equal to the difference must be paid by the supplier to the Recipient, or by the Recipient to the supplier, as appropriate.

3.10.4.	Reimbursement

If any party is entitled to payment of any costs or expenses by way of reimbursement or indemnity, the payment must exclude any part of that cost or expense which is attributable to GST for which that party or the Representative Member of any GST Group of which that party is a Member is entitled to an Input Tax Credit.

3.10.5.	Definitions

In this Lease, Adjustment Note, GST, GST Group, Input Tax Credit, GST Law, Member, Recipient, Representative Member, Supply and Tax Invoice have the meanings given in the A New Tax System (Goods and Services Tax) Act 1999 (Cwlth).

4.	OPERATING EXPENSES

4.1.	Definition of operating expenses

The term operating expenses means the total of all Costs payable by the Landlord (or for which the Landlord may be or become liable) in a Financial Year in connection with the Building, the Premises, the Common Areas or the Land whether or not by direct assessment including:

4.1.1.	rates and charges

rates, taxes, charges, assessments, levies, duties, impositions and fees (excluding income and capital gains taxes payable by the Landlord) payable to any government, local government, semi-government or other competent authority in connection with the Land or the Building; state land tax will be included only if it is lawful to do so and then on the basis that the Land is the only land owned by the Landlord;

4.1.2.	water, waste etc.

to the extent that the same are not payable under clause 4.1.1, Costs for sewerage, water usage, supply of water and removal of waste and other garbage from the Building, the Premises and the Land;

4.1.3.	insurances

Costs payable for insurances effected by the Landlord relating to the Building, its use and occupancy including, without limitation, insurance against fire and other usual risks on a replacement basis, public risk and plate glass insurance and loss of rents insurance;

4.1.4.	repairs and maintenance

Costs of repairs or maintenance of the Building or the Premises (excluding maintenance of a structural nature and major repairs and renovations) including the Cost of operating, supplying, maintaining and repairing the Services and the plant and equipment required for those Services;

4.1.5.	light, fuel and power

Costs incurred in providing lighting, fuel and power to the Building, the Common Areas and the Services not payable by specific tenants;

4.1.6.	pest control

Costs for the control of pest, vermin, insect or other similar infestation;

4.1.7.	loading docks

Costs of running the loading docks, storage areas, public toilets and any similar facilities provided by the Landlord;

4.1.8.	plants

Costs of purchasing, hiring, maintaining and servicing any indoor plants, gardens, lawns, potted shrubs, planted areas, fountains, artificial water courses and associated facilities in or about the Common Areas or adjacent areas;

4.1.9.	management

a management fee to cover the Landlord’s Cost of having the Building managed by the Managing Agent, as reasonably agreed between the Landlord and the Managing Agent on an arms length basis, and any other Cost relating to the management and administration of the Building (but limited in total in any event to 3% of net rent collections);

4.1.10.	materials

Costs of materials used by the Landlord in maintaining and servicing the Landlord’s Plant and Equipment and the Services;

4.1.11.	cleaning

Costs of cleaning the Common Areas and all other parts of the Building including general cleaning, window cleaning, annual carpet shampooing and the provision of toilet supplies, but excluding any cost which is payable independently by any tenant or occupier in relation to any particular tenancy or area occupied;

4.1.12.	security and caretaking

Costs of providing and maintaining security and caretaking services;

4.1.13.	Air Conditioning

Costs of repairing, maintaining, servicing and running the Air Conditioning Equipment excluding cost payable separately by any tenant or occupier in relation to particular areas occupied; and

4.1.14.	general expenditure

any other Costs properly incurred by the Landlord in the management, operation, administration, control and maintenance of the Building, the Premises, the Common Areas or the Land excluding expenditure related to items of a capital nature and commission or fees payable to any letting agent.

4.2.	Exclusions from Operating Expenses

Notwithstanding anything to the contrary, the operating expenses will exclude and there will not be included:

4.2.1.	costs of Capital Works;

4.2.2.	repairs and replacements in respect of the Building (including the Air Conditioning Equipment and the Services) reimbursed from contractors under guarantees or warranties;

4.2.3.	any expense the direct responsibility of the Tenant pursuant to this Lease or of any other tenant or occupier of the Building;

4.2.4.	any utility service charges which are either separately metered or separately chargeable to the Tenant or other tenants or occupiers of the Building;

4.2.5.	any expense reimbursed from any tenant, licensee or other occupier of the Building or for which Landlord otherwise receives reimbursement;

4.2.6.	commission payable by the Landlord to any agent;

4.2.7.	depreciation on the Building including on any Landlord’s Plant and Equipment;

4.2.8.	costs incurred in enforcing or attempting to enforce leases, licences or other contracts against tenants, licensees or other occupants or service providers in respect of the Building;

4.2.9.	costs resulting from any breach by the Landlord or the Landlord’s employees, agents and contractors of any leases, licenses or other contracts in respect of the Building;

4.2.10.	loss of rent insurance other than for a period not exceeding 12 months on a total or partial destruction of the Building.

4.3.	Tenant’s proportion of operating expenses

4.3.1.	Subject to clause 4.4, the term Tenant’s proportion of the operating expenses means that proportion which the Lettable Area of the Premises bears to the Lettable Area of the Building from time to time during a Financial Year.

4.3.2.	At the Commencement Date, the Tenant’s proportion of the operating expenses is the percentage stated in Item 10 of the Schedule.

4.4.	Allocation of operating expenses

4.4.1.	The Landlord (acting reasonably and in good faith) must:

4.4.1.1.	allocate to particular tenants and occupiers, including where applicable the Tenant, operating expenses identifiable as incurred in respect of the premises occupied by those tenants and occupiers; and

4.4.1.2.	exclude those operating expenses from the operating expenses for which all tenants and other occupiers are liable.

4.4.2.	The Tenant is obliged to contribute to items of the operating expenses that are referable wholly or in part to the Tenant’s use and occupation of the Premises, and is not intended to contribute to any items of operating expenses which the Tenant receives no benefit from.

4.4.3.	Where a particular operating expense is excluded under clause 4.4.1.2 the Landlord (acting reasonably and in good faith) must make a separate calculation in respect of that expense and a tenant’s or other occupier’s contribution to that item will be based on the proportion (expressed as a percentage) borne by the Lettable Area of the tenant’s or other occupier’s premises to the total Lettable Area of all premises that benefit from the expense.

4.4.4.	Where any operating expenses are not co-extensive with a Financial Year, they will be deemed to accrue and be apportioned from day to day.

4.5.	Variations in Tenant’s proportion

4.5.1.	If the Landlord alters the Lettable Area of the Building, the Landlord must promptly:

4.5.1.1.	resurvey the Building; and

4.5.1.2.	recalculate the Tenant’s proportion of the operating expenses in good faith on the same basis as the Tenant’s proportion was calculated prior to the Commencement Date but taking into account any increased or reduced Lettable Area of the Building; and

4.5.1.3.	give notice to the Tenant of the change together with a survey certificate from a licensed surveyor verifying the change in Lettable Area.

4.5.2.	Each recalculation properly made will be binding from the date the Landlord notifies the Tenant of the recalculation.

4.6.	Statement of operating expenses

4.6.1.	Prior to a Financial Year the Landlord, acting reasonably and in good faith will give the Tenant a statement setting out in reasonable detail:

4.6.1.1.	an estimate of the operating expenses for the Building for that Financial Year (Estimated Operating Expenses); and

4.6.1.2.	the Tenant’s estimated proportion of the operating expenses for that Financial Year (Tenant’s Estimated Contribution).

4.6.2.	The Landlord (acting reasonably and in good faith) may adjust the Estimated Operating Expenses and the Tenant’s Estimated Contribution from time to time by issuing a revised statement under clause 4.6.1. The revised amount will take effect not earlier than 30 days after service of the notice on the Tenant.

4.6.3.	As soon as practicable, but in any event not later than 30 days after the expiration of each Financial Year, the Landlord will furnish to the Tenant an itemised statement (Statement) prepared by the Landlord’s managing agents containing particulars of:

4.6.3.1.	the actual operating expenses for that Financial Year; and

4.6.3.2.	the allocation of the operating expenses to the Tenant.

4.6.4.	Unless either party notifies the other of a manifest error in the Statement within 30 days of service, the Statement will be prima facie evidence of its contents.

4.7.	Payment by Tenant on account of operating expenses

4.7.1.	The Tenant will pay to the Landlord the Tenant’s Estimated Contribution by equal monthly instalments in advance on the same days and in the same manner as the Tenant is required to pay Rent.

4.7.2.	Within 15 Business Days following the issue of the statement referred to in clause 4.6.3, any necessary adjustment between the estimated and actual operating expenses payable by the Tenant will be made.

4.7.3.	Any refund or further payment will be made by the relevant party within those 15 Business Days.

4.8.	Verification of operating expenses and Tenant’s proportion

4.8.1.	The Landlord must keep accurate records of the operating expenses.

4.8.2.	The Landlord must give the Tenant reasonable details or particulars reasonably requested by the Tenant in connection with the operating expenses and their allocation to the Tenant.

4.8.3.	If reasonably required by the Tenant and following reasonable notice, the Landlord will allow the Tenant reasonable access to the Landlord’s records and to take copies of such information as may be reasonably required by the Tenant.

4.8.4.	The Tenant may at any time within 60 days after receiving the Statement for a Financial Year by notice require investigation of the Landlord’s records of operating expenses by an independent Chartered Accountant to be appointed by the president for the time being of the (WA) Division of the Institute of Chartered Accountants (Aust) for the purpose of verifying the accuracy of the Statement. The Landlord must permit the appointed accountant to inspect the records of operating expenses.

4.8.5.	If it is established by the accountant that the Statement is inaccurate, any necessary adjustment to the payments made by the Tenant for the Financial Year must be made and the relevant party must pay to the other within 14 days after demand such sum as may be owing (or if requested by the Tenant any amount due by the Landlord to the Tenant must be credited against the Tenant’s next payment of operating expenses).

4.8.6.	If the audit reveals that the Statement has overstated the Tenant’s proportion of the operating expenses by 5% or more, the Landlord must in addition to reimbursing any overpayment by the Tenant, reimburse the Tenant for any Costs incurred by the Tenant in carrying out the audit.

4.8.7.	The Tenant agrees to pay the Landlord’s Costs to provide any details or information within 30 days of demand.

4.9.	Landlord’s objection to unimproved value of the Land

If reasonably required by the Tenant the Landlord at the Landlord’s cost will object to the unimproved value of the Land.

5.	DAMAGE AND DESTRUCTION

5.1.	Restoration Following Casualties

5.1.1.	If, during the Term any part of the Building is damaged by any casualty and the damage materially impacts on the Tenant’s use of the Premises (being an event referred to in the definition of Insured Risk in clause 1.1) then, subject to the exceptions and limitations provided below, the Landlord must proceed promptly to exercise diligent efforts to restore, or cause to be restored, the Building to substantially the condition prior to the time of such damage.

5.1.2.	The Landlord is not responsible for delay in undertaking and completing any such restoration which delay may result from any act, failure to act or neglect of the Tenant or the Tenant’s Employees.

5.1.3.	If reasonably required by the Landlord in the circumstances (including having regard to the extent of the damage and any deficiency and the reason for the deficiency) the Landlord will have no obligation to expend in the restoration of the Building more than the actual amount of insurance proceeds made available to the Landlord by its insurer.

5.1.4.	Any restoration of the Building or the Premises by the Landlord may be altered to the extent necessary to comply with then current Laws and Requirements.

5.2.	Landlord’s Termination Election

5.2.1.	If the Landlord under clause 5.1.3 reasonably determines that the amount of insurance proceeds available to the Landlord is insufficient to cover the cost of restoring the Building or if in the reasonable opinion of the Landlord the Building has been so substantially damaged that it is appropriate for the Landlord to raze or substantially replace the Building, then the Landlord may terminate this Lease by giving notice to the Tenant within 90 days after the date of the casually.

5.2.2.	Any such termination will be effective on the date designated in such notice from the Landlord, but in any event, not later than 30 days after such notice, and if no date is specified, upon the delivery of such notice.

5.3.	Tenant’s Termination Election

5.3.1.	After any casualty which materially impairs the proper use of a material portion of the Premises (including access to the Premises) for the conduct of the Permitted Use and the Landlord is entitled to terminate this Lease under clause 5.2 but does not do so then the Tenant may give notice to the Landlord requiring the Landlord within 10 Business Days thereafter to exercise or waive any right of the Landlord to terminate this Lease pursuant to clause 5.2. If the Landlord fails to give timely notice to the Tenant waiving any right under clause 5.2 to terminate this Lease based on such casualty, the Tenant shall be entitled (at any time before the Landlord gives notice to the Tenant waiving such termination right) to give notice to the Landlord terminating this Lease.

5.3.2.	Any such termination will be effective on the date designated in such notice from the Tenant, but in any event, not later than 30 days after such notice, and if no date is specified, upon the delivery of such notice.

5.3.3.	Where the Landlord decides to restore the Building then if such restoration:

5.3.3.1.	is not substantially commenced with all reasonable despatch; or

5.3.3.2.	is not undertaken with all reasonable expedition; or

5.3.3.3.	is not completed within a reasonable time,

the Tenant shall have the right to terminate this Lease at any time prior to the restoration being substantially completed, such termination to take effect on the date designated in such notice from the Tenant, but in any event, not later than 30 days after such notice, and if no date is specified, upon the delivery of such notice.

5.4.	Casualty at Expiration of Lease

If the Premises shall be damaged by any casualty in such a manner that the Premises cannot, in the ordinary course; reasonably be expected to be repaired within 120 days from the date such damage occurs within the last 2 years of the Term (as the same may have been extended prior to such casualty), either party will have the right, by giving notice to the other not later than 60 days after such damage, to terminate this Lease, whereupon this Lease shall terminate as of the date of such notice.

5.5.	Abatement of Rent and Operating Expenses

5.5.1.	If as a result of any casualty the Premises (including the Car Bays and the accessways to the Premises) are rendered wholly or partially unfit for use or occupation for the conduct of the Permitted Use then:

5.5.1.1.	the Tenant’s repair and maintenance obligations will be suspended (or partially suspended as the circumstances require) from the date of the damage until the Premises are restored; and

5.5.1.2.	the Rent and the operating expenses (or a fair and reasonable proportion depending on the extent of the damage) will abate and cease to be payable until the restoration work has been completed or this Lease has been terminated.

5.5.2.	Clauses 5.5.1.1 and 5.5.1.2 will not apply to the extent that the Landlord’s relevant insurance policy has been rendered void or the Landlord’s insurance monies have been rendered irrevocable or reduced due to any act, omission, default or negligence of the Tenant or the Tenant’s Employees.

5.6.	Antecedent rights

No liability will attach to either party because of termination of this Lease under this clause 5 but that termination will be without prejudice to the rights of either party for any antecedent breach or non-observance of any provision of this Lease.

5.7.	Dispute resolution

Any dispute in connection with this clause 5 may be referred to expert determination under clause 2.6.

5.8.	Proceeds of insurance

If the Premises are damaged or destroyed and the Lease is terminated under this clause 5 the Tenant will have no interest in the insurance proceeds.

6.	USE OF THE PREMISES

6.1.	Permitted use

The Tenant must not use, occupy or permit the Premises to be used or occupied for any purpose other than as stated in Item 11 of the Schedule without the Landlord’s prior written consent (which consent must not be unreasonably withheld, conditioned or delayed).

6.1.1.	Despite anything else to the contrary:

6.1.1.1.	the Tenant may experiment with laboratory animals on the Premises; and

6.1.1.2.	the Tenant may keep and use on the Premises radioactive materials and any other items customarily used by the Tenant in carrying out the Tenant’s business (including any dangerous goods under the Dangerous Goods Act if the Tenant gives notice to the Landlord of any notifiable goods under that Act or any similar Law),

6.1.1.3.	PROVIDED THAT the Tenant must at all times comply during the Term with all applicable Laws and Requirements, including in relation to:

6.1.1.3.1.	obtaining and keeping current all necessary permits and licences from an Authority and delivering copies to the Landlord; and

6.1.1.3.2.	storing, using and disposing of any items.

6.1.2.	Except to the extent of any reason beyond the control of the Landlord, the Landlord must ensure that the Tenant and the Tenant’s Employees have reasonable access to the Premises and the Car Bays 7 days a week 24 hours a day for the conduct of the Permitted Use. The Landlord must use reasonable efforts to overcome as soon as reasonably practicable any restriction to such access.

6.2.	Restrictions on use

The Tenant will:

6.2.1.	not use the Premises as a residence;

6.2.2.	at its expense, keep the Premises free and clean of pests, insects and vermin (except to the extent permitted under clause 6.1.1);

6.2.3.	not carry on or permit any illegal or noxious act, trade, business, occupation or calling to be carried on in the Premises;

6.2.4.	not cause any nuisance, damage or unreasonable disturbance to other tenants or occupiers of the Building or adjacent premises;

6.2.5.	not hold or permit any auction, bankrupt or fire sale to be held on the Premises;

6.2.6.	not use any appliance, engine or machine which causes or may be likely to cause unreasonable noise or vibration in the Building. The Tenant’s machines and mechanical equipment must be placed and maintained by the Tenant at the Tenant’s expense in settings sufficient to absorb or prevent unreasonable vibration or noise being transmitted to the Building structure or to any other space in the Building; and

6.2.7.	not prepare or cook food except in areas designed for that purpose.

6.3.	No warranty as to use

6.3.1.	Without in any way releasing the Landlord from the Landlord’s express obligations and warranties in this Lease (including clause 12.5), the Landlord gives no warranty as to the suitability of the Premises for the Permitted Use.

6.3.2.	Subject to the Tenant otherwise complying with this Lease (including the requirements of clause 10), the Landlord will assist the Tenant in the Tenant taking such action as the Tenant may reasonably require to ensure that the Premises are suitable for the Permitted Use and in particular that they meet the requirements of the relevant Authorities responsible for granting any licence, permit or other authorisation for the conduct of the Permitted Use.

6.3.3.	Other than as set out in clause 6.3.2, the Tenant will:

6.3.3.1.	be deemed to have accepted this Lease with full knowledge of and subject to any prohibitions or restrictions on the use of the Premises under any Law or Requirement;

6.3.3.2.	at its expense, comply with all Laws and obtain and comply with the consents or approvals of any Authority which may be necessary or appropriate for the Tenant’s business; and

6.3.3.3.	not by any act or omission cause or permit any consent or approval referred to in sub clause 6.3.3.2 to lapse or be revoked.

6.3.4.	Notwithstanding anything to the contrary (including clause 17.6):

6.3.4.1.	the Landlord must not cause or permit a nuisance on the Land and must not undertake or permit the undertaking on the Land of any activity which is incompatible with the conduct by the Tenant of the Permitted Use including the conduct of any business or other undertaking (undertaking) of the following nature on the Land:

6.3.4.1.1.	any undertaking that has activities which result in the discharge of any chemical, dust, smoke or similar substance into the atmosphere;

6.3.4.1.2.	any undertaking that involves heavy machinery that will cause noise or vibration within the Building;

6.3.4.1.3.	any undertaking that uses bacteria or fungus;

6.3.4.1.4.	any undertaking that conducts microbial testing;

6.3.4.1.5.	any undertaking that generates biological waste.

6.3.4.2.	The Landlord will use reasonable endeavours to cause any other tenant or occupier of the Land to comply with obligations in the Tenant’s favour similar to those in clause 6.3.4.1.

6.4.	Compliance with Laws and Requirements

6.4.1.	At its expense, the Tenant must (subject to first obtaining any necessary consent from the Landlord required under this Lease) comply with and observe any Law or Requirement concerning;

6.4.1.1.	the Premises and the Tenant’s Fittings; and

6.4.1.2.	the Tenant’s particular use or occupation of the Premises including any which arise as a result of the sex or number of persons in the Premises,

whether or not the Law or Requirement is addressed to, or required to be complied with by either the Landlord or the Tenant or both or by any other person.

6.4.2.	If any Law or Requirement is notified to or served upon a party, it must promptly provide a complete copy to the other party.

6.4.3.	For the avoidance of doubt nothing in this clause requires the Tenant to undertake or pay for:

6.4.3.1.	any Capital Works which the Landlord has agreed under this Lease to undertake; or

6.4.3.2.	any other works (including any remediation of contamination) which the Landlord is responsible for under this Lease.

6.5.	Landlord’s rights if Tenant fails to comply

Where the Tenant is liable for the works under clause 6.4 and has failed to undertake those works then (subject to clauses 24.3 and 24.4) the Landlord may:

6.5.1.	without prejudice to any of its other rights in respect of non-compliance, elect to comply (wholly or partially) with any Law or Requirement under clause 6.4 at the Tenant’s expense; and

6.5.2.	if it exercises any rights under clause 6.5.1, elect to have the balance of any Law or Requirement under clause 6.4 complied with by the Tenant.

6.6.	Structural alterations

6.6.1.	The Tenant will not be required under clauses 6.3, 6.4 and 6.5 to effect or pay for any Capital Works except to the extent either caused by, contributed to or arising from:

6.6.1.1.	the nature of its business or the particular use of the Premises by the Tenant;

6.6.1.2.	the number or sex of the persons comprising the Tenant; or the Tenant’s Employees; or

6.6.1.3.	any deliberate or negligent act or omission by the Tenant or the Tenant’s Employees.

6.6.2.	Subject to clause 6.6.1, within 30 days of demand the Tenant must pay to the Landlord all Costs incurred by the Landlord in complying with any Law or Requirement (the responsibility of the Tenant and which the Tenant has failed to undertake) under clause 6.5.

6.7.	Signs

6.7.1.	The Tenant must not erect, paint, write or attach any sign upon any part of the Building outside the Premises without the Landlord’s prior consent (which consent must not be unreasonably withheld, conditioned or delayed) and the prior consent of any relevant Authority.

6.7.2.	Any sign erected, painted, written or attached upon any part of the Building outside the Premises without the Landlord’s prior consent may be taken away by the Landlord (following not less than 48 hours prior notice to the Tenant) at the Tenant’s expense.

6.7.3.	The Tenant is granted exclusive naming and signage rights to that part of the Building comprising the Premises at no cost to the Tenant (and the rights in this clause will not be taken into account on any market rent review), subject to the Landlord’s final approval with regard to specifications, style and placement. The Landlord’s approval shall not be unreasonably withheld, conditioned or delayed.

6.7.4.	At any time during the Term the Tenant may remove all or any of its signage at its cost and at its sole discretion without the consent of the Landlord and (subject to clause 6.7.1 and 6.7.2 in respect of consent or approval if there is any material variation from the signage removed) may replace the signage.

6.7.5.	The Tenant shall be responsible for any costs affiliated with the voluntary removal of its signage and any repairs to the Building or the Premises required thereby.

6.7.6.	If any sign is erected, painted, written or attached upon any part of the Premises, the Building or the Land by the Tenant, on termination it must be removed and taken away by the Tenant and the Premises, the Building or the Land returned to their condition prior to installation at the Tenant’s expense. Any damage caused by the removal must be made good by the Tenant at the Tenant’s expense.

6.8.	Overloading

6.8.1.	The Landlord (acting reasonably) may by notice to the Tenant prescribe the maximum weight and position of any heavy article in the Premises and the safe floor loading of the Building.

6.8.2.	Damage to any part of the Building, the Premises or the Land caused by movement or placement of any heavy article that was placed by the Tenant or the Tenant’s Employees will be repaired by the Tenant or, if the Landlord elects, by the Landlord at the Tenant’s expense.

6.8.3.	Within 30 days of the Landlord notifying the Tenant of the amount reasonably and properly expended by the Landlord, the Tenant will pay that sum to the Landlord.

6.8.4.	The Tenant must not install any equipment in the Premises that may overload any Services.

6.8.5.	Subject to clause 6.8.6, the Landlord must, if required by the Tenant, upgrade the Services to accommodate any equipment which the Tenant wishes to install, and the Tenant will pay to the Landlord the Cost of any alterations. Prior to commencing the works the Landlord and the Tenant must agree in writing the Costs.

6.8.6.	The Landlord may require the Tenant to pay the Cost of the alterations to the Landlord before the alterations are commenced.

6.9.	Drains and waste pipes

6.9.1.	The Tenant must not use any toilets, drains, waste pipes and other similar amenities in the Premises other than for their intended purpose nor place in them any substance which they were not designed to receive.

6.9.2.	The Tenant will pay to the Landlord within 30 days of demand the Cost of repairing any damage to any toilets, drains, waste pipes and other similar amenities to the extent caused or contributed to by misuse by the Tenant or the Tenant’s Employees.

6.10.	Antennae, radios etc. and roof rights

6.10.1.	The Tenant will not:

6.10.1.1.	subject to clause 6.10.2, affix any television or radio mast, antennae, satellite dish or similar device to any part of the Building; or

6.10.1.2.	use or operate any sound or picture producing equipment in the Premises which may cause irritation to other persons in the Building or the Land,

without the Landlord’s prior consent (which consent must not be unreasonably withheld, conditioned or delayed).

6.10.2.	The Tenant will have the right to install on the Building roof above the Premises without additional charge (and the Tenant’s rights in this clause will not be taken into account in any market rent review) all communication requirements, HVAC and any other equipment required by the Tenant necessary for the ongoing operation of the Tenant’s business. The Tenant must comply with clause 10 and with all relevant Laws and Requirements concerning the installation and operation of the equipment.

6.11.	Rubbish accumulation

The Tenant must not:

6.11.1.	throw anything out of the Premises, down any lift shafts or into any passages or Common Areas;

6.11.2.	deposit waste paper, unwanted or useless articles or rubbish anywhere except in proper receptacles; or

6.11.3.	place anything on any external windowsill or ledge.

6.12.	For sale signs etc.

The Landlord may:

6.12.1.	place advertisements and signs on any part of the Building or the Land (other than the exterior of that part of the Building comprising the Premises) reasonably required by the Landlord if the Premises are for lease or the Building is for sale. Any advertisements and signage must not interfere with the Tenant’s use and enjoyment of the Premises or the Car Park;

6.12.2.	subject to complying with the Access Conditions:

6.12.2.1.	during the Term, show the Landlord’s financier or any potential purchaser through the Premises;

6.12.2.2.	during the last 12 months of the Term if the Tenant has not exercised any available option to renew this Lease or has not otherwise been granted the right for a new lease of the Premises, show any prospective tenant through the Premises.

6.13.	Use of Common Areas

6.13.1.	In common with other persons authorised by the Landlord, the Tenant and the Tenant’s Employees may use the Common Areas for the purposes for which they were designed or intended.

6.13.2.	The Tenant will comply with all reasonable directions given to it by the Landlord relating to conduct in the Common Areas.

6.13.3.	The Tenant will not interfere with or impede other persons using the Common Areas nor will it permit any of the Tenant’s Employees to do so.

6.14.	Emergency evacuation procedure and drills

The Tenant must comply with all of the Landlord’s requirements in relation to participation in emergency evacuation procedures and drills and use best efforts to ensure that the Tenant’s Employees also participate in the procedures and drills.

6.15.	Thermal or fire detectors

6.15.1.	To the extent that any Fire Equipment is required to be installed in the Premises by any Law or Requirement because of the Tenant’s particular use of the Premises, it will be installed by the Tenant at the Tenant’s expense, otherwise it will be installed by the Landlord at the Landlord’s expense.

6.15.2.	It is acknowledged that the Landlord is not required as a matter of Law to provide sprinklers in the Premises. The Tenant, at its expense and subject to the requirements of clause 10.1, is entitled to install a sprinkler system in the Premises and will be obliged to do so if required by Law or Requirement.

7.	ASSIGNMENT AND SUBLETTING

7.1.	No assignment etc.

The Tenant will not assign, transfer, mortgage, charge, licence or otherwise deal with its interest in the Premises or demise, part with possession of or grant any licence affecting the Premises without the prior written consent of the Landlord (which consent will not be unreasonably withheld, conditioned or delayed).

7.2.	Assignment permitted

7.2.1.	The Landlord will not withhold its consent to the assignment of the Premises if the Tenant first makes an application to the Landlord for consent and the following provisions have been observed by the Tenant:

7.2.1.1.	the Tenant is not in default under this Lease other than a default which has been waived by the Landlord;

7.2.1.2.	the Tenant proves to the Landlord’s reasonable satisfaction that the incoming tenant is a respectable, responsible and solvent person capable of complying with the Tenant’s obligations under this Lease;

7.2.1.3.	in the case of an assignment, if the incoming tenant is a company other than a company whose shares are listed on an Australian stock exchange or any other stock exchange outside of Australia of not lesser standing or 50% or more of shares are owned or controlled by such a company, the incoming tenant’s obligations are guaranteed in the form set out in this Lease;

7.2.1.4.	the Tenant obtains, at its expense, from the incoming tenant and any incoming guarantor an executed deed, in a form reasonably required by the Landlord, requiring the incoming tenant and incoming guarantor to perform and observe the Tenant’s obligations under this Lease;

7.2.1.5.	the Tenant pays the Landlord’s legal costs of giving its consent, whether or not the proposed assignment proceeds to completion capped [***]; and

7.2.1.6.	in the case of an assignment, if reasonably required by the Landlord having regard to the financial standing of the incoming Tenant (and any proposed guarantor if any), the incoming tenant pays or gives to the Landlord a security deposit or bank guarantee of an amount determined by the Landlord (not in excess of 3 months’ Rent and operating expenses) as security for the observance and performance of the Tenant’s obligations.

7.2.2.	Subject to complying with clause 7.2.1 in the case of an assignment or clause 7.2.3 in the case of a sublease, the Tenant may assign or sublet the Premises to other tenants or occupiers in the Building.

7.2.3.	The Tenant will not sublet the whole or any part of the Premises without the prior written consent of the Landlord (which consent will not be unreasonably withheld, conditioned or delayed). Notwithstanding the previous sentence, while the Tenant is Verigen Australia Pty Ltd or a related body corporate, the Tenant may sublet the whole or part of the Premises without the Landlord’s consent. The Tenant must promptly notify the Landlord of the sublease and must promptly provide the Landlord with a copy of the executed sublease.

7.2.4.	For the avoidance of doubt, nothing in this clause 7 prevents the Tenant subletting for a rent at a rate less than or more than the rate of the Rent, but any such sublease will be disregarded on any market rent review.

7.3.	Change in ownership of shares in company

7.3.1.	If the Tenant is a company, any change in the persons who beneficially own or control 50% or more of the company’s voting shares at the date of this Lease except for the purposes of reconstruction or reorganisation will constitute an assignment of this Lease requiring the Landlord’s consent under clause 7.2.

7.3.2.	The Tenant will be in breach of clause 7.1 unless the Tenant obtains the Landlord’s prior consent to the change in shareholding under clause 7.2.

7.3.3.	This clause will not apply if the Tenant is a corporation whose voting shares are listed on an Australian stock exchange or any other stock exchange outside of Australia of no lesser standing or if at least 50% of the Tenant’s voting shares are owned or controlled by another company whose voting shares are so listed.

7.4.	Exclusion of Property Law Act

Sections 80 and 82 of the Property Law Act 1969 are excluded.

7.5.	EXEMPTIONS TO PROHIBITION

7.5.1.	The Tenant has the right to assign the Lease or to sublet all or any portion of the Premises without the consent of the Landlord to:

7.5.1.1.	any entity resulting from a merger or consolidation with Genzyme Corporation; or

7.5.1.2.	any entity succeeding to the business assets of Genzyme Corporation; or

7.5.1.3.	any subsidiary or affiliate of Genzyme Corporation.

In the case of an assignment the Landlord, Tenant and incoming tenant must execute a deed of assignment on agreed terms and conditions (which agreement must not be unreasonably withheld, delayed or conditioned). The Tenant must pay the Landlord’s reasonable legal costs (capped at [***]) in connection with the assignment of lease within 30 days of demand.

In the case of a sublease the Tenant must promptly notify the Landlord of the sublease and must promptly provide the Landlord with a copy of the executed sublease.

7.6.	Charges over Tenant’s Fittings

7.6.1.	Without the Landlord’s prior consent (which consent will not be unreasonably withheld, conditioned or delayed), the Tenant will not mortgage, charge, lease or deal with any Tenant’s Fittings if that requires or may require the Landlord to sign a waiver or similar document.

7.6.2.	The consent will not be unreasonably withheld, conditioned or delayed if:

7.6.2.1.	the Tenant wishes to enter into a mortgage, charge or lease in good faith as a means of financing the Tenant’s Fittings; and

7.6.2.2.	the waiver is in a form acceptable to the Landlord acting reasonably and the Tenant pays the Landlord’s Cost in relation to approving it.

7.7.	Tenant to remain liable

The covenants and agreements on the part of any assignee or sublessee with the Landlord contained in any assignment or sublease shall be deemed to be supplementary to those contained in this Lease and shall not in any way relieve or be deemed to relieve the Tenant from the Tenant’s obligations and liabilities under this Lease.

8.	UTILITIES

8.1.	Source of light and power

8.1.1.	The Landlord at the Landlord’s expense will install in the Premises a meter to separately measure the consumption of electricity in the Premises. The Tenant will pay the meter rental.

8.1.2.	The consumption of water at the Premises will not be separately metered for the Premises unless agreed by the Landlord and the Tenant. The Tenant’s share of water charges will, unless separately metered for the Premises, be payable by the Tenant under clause 4 except that the Landlord acting reasonably and in good faith must allocate the charges for the Building between the tenants and occupiers having regard to approximate usage.

8.1.3.	Subject to clause 8.1.6, the Tenant will only use light, power or heat generated by electrical current supplied through meters except in the case of failure of supply when the Tenant may use other sources of energy except a naked flame.

8.1.4.	If required by the Tenant the Landlord must arrange for the supply to the Tenant of electricity, water and other utility services reasonably required by the Tenant.

8.1.5.	If reasonably required by the Tenant and permitted by Law, the Tenant may elect to obtain any supplies direct from a public supplier.

8.1.6.	The Tenant will have the right to install and operate its own generator and UPS systems in the location shown on the Site Plan and any and all other equipment including but not limited to fuel cell storage and batteries necessary for the ongoing operation of the Tenant’s business PROVIDED THAT any such equipment does not cause any excessive noise, vibration or nuisance. The Tenant must comply with clause 10.

8.1.7.	The Tenant’s rights in this clause will not be taken into account on a market review.

8.2.	No alterations to electrical installations

8.2.1.	Other than minor changes (including installing wall sockets and light switches and similar works) the Tenant will not make any alterations or additions to the electrical installations or wiring in the Premises without the Landlord’s prior consent (which consent must not be unreasonably withheld, conditioned or delayed).

8.2.2.	The Tenant will not install any electrical equipment which overloads the cables, switchboards or sub-boards through which electricity is conveyed to the Premises without the Landlord’s prior consent (which consent must not be unreasonably withheld, conditioned or delayed).

8.3.	Charges for utilities

8.3.1.	By the due date the Tenant will pay:

8.3.1.1.	charges for electricity and (if separately metered) water consumed in the Premises;

8.3.1.2.	charges for any telephone service connected to the Premises; and

8.3.1.3.	other charges and impositions imposed by any public supplier for the supply of any other Service to the Premises.

8.3.2.	For the purpose of clause 8.3.1, due date means:

8.3.2.1.	where the charges are billed directly by the public supplier to the Tenant, the due date for payment nominated by the supplier;

8.3.2.2.	where the charges are billed by the public supplier to the Landlord and not to the Tenant, the date being 30 days after receipt of demand for payment from the Landlord.

8.4.	Amount payable

If any Services are supplied to the Premises by the Landlord, the Tenant does not have to pay any more for them than the Tenant would have to pay if they were supplied directly by a supplier other than the Landlord (disregarding any GST in relation to those Services) and in any event no more than the rate actually charged by the public supplier to the Landlord for that Service.

8.5.	Heating or cooling devices

8.5.1.	The Tenant will not use or install any heating or cooling device or machine which in the Landlord’s opinion (acting reasonably) may interfere with the efficient running of the Landlord’s Air Conditioning Equipment or increase its running costs.

8.5.2.	Subject to clause 10:

8.5.2.1.	The Tenant at its cost will be entitled to modify the Air Conditioning Equipment in the office area of the Premises but only for the purpose of positioning outlets.

8.5.2.2.	Any Air Conditioning Equipment in the warehouse area of the Premises is the property of the Tenant and may be altered by the Tenant as the Tenant sees fit.

8.5.3.	For the avoidance of any doubt, clause 6.10.2 applies to the placement by the Tenant of HVAC equipment on the Building roof above the Premises.

8.6.	Access to equipment

Subject to obtaining the Landlord’s prior consent (which consent must not be unreasonably withheld, conditioned or delayed) and complying with clause 10 if applicable, the Tenant will not interfere with or obstruct access to the Landlord’s Air Conditioning Equipment or to any Fire Equipment installed in the Premises.

8.7.	Security equipment

8.7.1.	Subject to complying with clause 10 if applicable, during the Term the Tenant (at its expense) will be entitled to provide, maintain, replace, remove and install its own security system:

8.7.1.1.	within the Premises;

8.7.1.2.	outside the Premises (being cameras and sensors only) in locations agreed between the Landlord and the Tenant (which agreement must not be unreasonably withheld, delayed or conditioned).

8.7.2.	The Tenant’s rights under this clause 8.7 include the right:

8.7.2.1.	to provide its own security officer coverage;

8.7.2.2.	to install, in a workmanlike fashion, system components of the Tenant’s choosing that include security cameras, televisions, monitors, and other electronic monitoring devices, electronic door strikes, door contacts, exit sensors, card readers (which may be mounted immediately outside the Premises in the Common Areas accessible from the Premises including elevator cabs, tunnels, bridges, walkways, garage entrances), motion detectors, glass break detectors, and other similar security systems and/or methods which will protect the Premises to meet Tenant’s corporate security standards.

9.	MAINTENANCE AND REPAIR

9.1.	Repair of Premises

9.1.1.	The Tenant must keep the Premises, the Tenant’s Fittings and the Landlord’s Plant and Equipment in good repair and condition except for:

9.1.1.1.	fair wear and tear;

9.1.1.2.	damage covered by insurances required to be taken out by the Landlord in respect of the Building;

9.1.1.3.	inherent defect.

9.1.2.	The exception in sub clause 9.1.1.2 will not apply to the extent that the insurance money is irrecoverable through the act, default, neglect, omission or misconduct of the Tenant or the Tenant’s Employees.

9.1.3.	Nothing in clause 9.1.1 imposes any obligation on the Tenant in respect of any Capital Works except to the extent those works are required because of:

9.1.3.1.	damage caused or contributed to by the act, omission, neglect, default or misconduct of the Tenant or the Tenant’s Employees which is not covered by insurances taken out by the Landlord in respect of the Building;

9.1.3.2.	the Tenant’s use of the Premises; or

9.1.3.3.	any other express obligation of the Tenant contained in this Lease.

9.1.4.	As part of the Tenant’s obligations under clause 9.1.1 the Tenant (at the Tenant’s expense) must engage reputable contractors approved by the Landlord (which approval must not be unreasonably, withheld, conditioned or delayed) to carry out the normal routine repair and maintenance of any Landlord’s Air Conditioning Equipment and any Landlord’s Fire Equipment in the Premises in accordance with:

9.1.4.1.	the relevant manufacturer’s instructions (for each piece of equipment);

9.1.4.2.	any relevant Law or Requirement; and

9.1.4.3.	a planned preventative maintenance plan in accordance with industry practice,

and give the Landlord any certification of compliance with maintenance obligations required by Law.

9.2.	Cleaning, maintenance and breakages

The Tenant will:

9.2.1.	keep the Premises clean and tidy and employ its own cleaners;

9.2.2.	keep the Premises free from rubbish, store all trade waste and garbage in proper receptacles and arrange for its regular removal from the Premises to a central collection point on the Land in the location which must be nominated by the Landlord from time to time;

9.2.3.	keep the Tenant’s Fittings clean and maintained in good order and condition; and

9.2.4.	immediately repair or replace:

9.2.4.1.	broken glass in the Premises with glass of the same or similar quality (other than in relation to the windows forming part of the exterior of the Premises, which exterior glass is to be replaced by the Landlord at the Landlord’s cost unless the Tenant or the Tenant’s Employees have broken or damaged that exterior glass or have rendered the Landlord’s building insurances irrecoverable);

9.2.4.2.	damaged or inoperative electric light bulbs, globes, tubes and other means of illumination and light switches and power points in the Premises which may become damaged or fail to operate; and

9.2.4.3.	Landlord’s Plant and Equipment which are broken or damaged by the Tenant or the Tenant’s Employees.

9.3.	Landlord’s right to inspect and repair

9.3.1.	The Landlord and its agents may enter the Premises and view their condition.

9.3.2.	The Landlord may serve a notice on the Tenant under clauses 24.3 and 24.4 requiring it to repair any defect, the repair of which is the Tenant’s obligation.

9.3.3.	If the Tenant does not make the repairs to the Landlord’s reasonable satisfaction in accordance with clauses 24.3 and 24.4, the Landlord and its agents may enter any part of the Premises and make the repairs at the Tenant’s expense.

9.3.4.	In exercising its powers under clause 9.3, the Landlord will comply with the Access Conditions.

9.4.	Landlord may enter

9.4.1.	The Landlord may enter the Premises with workmen and other authorised persons and necessary materials and appliances to:

9.4.1.1.	comply with any Law or Requirement which is the Landlord’s responsibility;

9.4.1.2.	carry out any repairs, alterations, renovations, extensions or works which are the responsibility of the Landlord under this Lease;

9.4.1.3.	exercise the Landlord’s rights under this Lease in respect of a breach by the Tenant; or

9.4.1.4.	provide any Services to the Tenant or, to the extent agreed by the Tenant (which agreement must not be unreasonably withheld conditioned or delayed) other tenants or occupiers of the Building.

9.4.2.	In carrying out work under clause 9.4 the Landlord will comply with the Access Conditions.

9.5.	Notice of damage or defect in Services

As soon as the Tenant becomes aware or ought reasonably to be aware of the same, the Tenant will promptly give the Landlord notice of:

9.5.1.	any damage to, defect or disrepair in the Services or the Landlord’s Plant and Equipment; and

9.5.2.	any circumstances likely to cause any danger risk or hazard to the Premises, the Building or any person.

10.	ALTERATIONS

10.1.	Alterations and additions

10.1.1.	The Tenant, without the need for any consent from the Landlord but subject to compliance with all relevant Laws and Requirements, may make the following interior alterations and additions in the Premises:

10.1.1.1.	works of a decorative or cosmetic nature the cost of which does not exceed [***] in aggregate in any 12 month period and which works do not involve either alteration of the Services or structural work to the Premises; and

10.1.1.2.	works to install or alter partitioning (including carpet alterations or repainting) the cost of which does not exceed [***] in aggregate in any 12 month period and which works do not involve either alteration of the Services or structural work to the Premises.

10.1.2.	Except for any works the subject of clause 10.1.1, the Tenant will not commence any fitout works, alterations or additions to the Premises, install or alter any partitions or install any heavy article likely to disturb the efficient operation of the Services without the Landlord’s prior consent (which consent must not be unreasonably withheld, conditioned or delayed).

10.1.3.	The Tenant must submit plans and specifications of the proposed fitout works, alterations, additions or installation for the Landlord’s prior consent (which consent must not be unreasonably withheld, conditioned or delayed).

10.1.4.	The Landlord must sign as owner of the Land any necessary application for Authority approval for any works the Tenant is entitled to undertake under this Lease.

10.1.5.	As a condition of its consent the Landlord may require:

10.1.5.1.	where the Tenant wishes to make material structural alterations or additions to the Premises or the Services which require specialist expertise:

10.1.5.1.1.	the Tenant to engage the services of consultants approved by the Landlord (which approval must not be unreasonably withheld, conditioned or delayed) to ensure that alterations and additions are in sympathy with the Building;

10.1.5.1.2.	the Tenant to use only the drawings, plans and specifications prepared by those consultants after first having them approved by the Landlord’s consultants and any relevant Authority;

10.1.5.2.	the Tenant to pay the Landlord’s Cost of the Landlord’s consultants approving the plans and specifications referred to in sub clause 10.1.5.1.2 and, if the Landlord pays those Costs, it may recover them from the Tenant as a debt (such Costs to include but not be limited to the reimbursement to the Landlord for Costs incurred by it as a result of the installation, operation or removal of any equipment, fixture, fitting or machinery). The Landlord must provide the Tenant with copies of invoices and other information reasonably required by the Tenant concerning the Costs;

10.1.5.3.	any proposed work to be carried out by contractors or tradesmen first approved by the Landlord (which approval must not be unreasonably withheld, conditioned or delayed);

10.1.5.4.	where the Tenant wishes to undertake works that do not involve material structural alterations or additions to the Premises or the Services and do not require specialist expertise, the Tenant must engage reputable and competent workmen to undertake the work;

10.1.5.5.	in respect of all works, the Tenant to obtain, at its expense, any Authority approvals or permits required to be obtained from the Authority to enable the proposed work to be lawfully executed and, if requested by the Landlord, the Tenant must promptly produce a copy of any approval and permit.

10.1.6.	The Tenant must promptly provide the Landlord with a complete set of “as-built” drawings and commissioning data for the work carried out under this clause other than the works referred to in clause 10.1.1.

10.2.	Installation of equipment etc.

Without the Landlord’s prior consent (which consent must not be unreasonably withheld, conditioned or delayed), the Tenant must not install any water, gas or electrical fixtures, equipment or appliances or any apparatus for Air Conditioning Equipment, heating, cooling, ventilating or illuminating the Premises.

10.3.	Deliberately Omitted

10.4.	Reinstatement

10.4.1.	If the Tenant breaches clauses 10.1 or 10.2, the Landlord may give the Tenant a notice under clauses 24.3 and 24.4 requiring it to rectify the breach.

10.4.2.	If the Tenant fails to comply with the notice, subject to complying with the Access Conditions and clauses 24.3 and 24.4 the Landlord may undertake the necessary work and the Landlord’s Costs of doing the work will be recoverable from the Tenant.

11.	INSURANCES AND INDEMNITIES

11.1.	Tenant’s insurance obligations

At all times during the Term, the Tenant will keep current:

11.1.1.	an adequate and reasonable public risk insurance policy for the sum stated in Item 12 of the Schedule or a greater sum as may be reasonably required by the Landlord from time to time;

11.1.2.	an adequate insurance policy covering any windows, doors, and display showcases (if any) forming part of or in the Premises for the full insurable reinstatement cost;

11.1.3.	employers liability insurance (both statutory and common law) covering all of the Tenant’s employees at the Premises; and

11.1.4.	any other insurance policy reasonably required by the Landlord.

11.2.	Landlord may insure

11.2.1.	If the Tenant fails to maintain the insurances required by this clause 11, and fails to rectify that breach in accordance with clauses 24.3 and 24.4, the Landlord may effect and maintain those insurances.

11.2.2.	The Landlord’s Cost in doing so will be paid by the Tenant.

11.3.	Landlord’s insurance obligations

At all times during the Term, the Landlord will keep current:

11.3.1.	insurance on the Building (including the Landlord’s Plant and Equipment and all other improvements the property of the Landlord of an insurable nature on the Land) to the full replacement value including a Landlord’s industrial special risks policy;

11.3.2.	an adequate and reasonable public risk insurance policy in respect of the Common Areas for at least the same cover required of the Tenant under clause 11.1.1 in respect of any single event;

11.3.3.	an adequate insurance policy covering any external glass forming part of the Building for the full insurable reinstatement cost;

11.3.4.	employers liability insurance (both statutory arid common law) covering all of the Landlord’s employees in the Building;

11.3.5.	any other insurance policy as is customarily carried in the area in which the Building is located, on property similar to the Building and used for similar purposes as may be reasonably required by the Landlord or the Tenant.

11.4.	Insurances

Each party will ensure that all policies of insurance effected or required to be effected by that party under this clause 11:

11.4.1.	are taken out with the party’s usual insurer or insurers who must be reputable and of good standing;

11.4.2.	are for an amount, cover risks and contain conditions which are not unusual and which are appropriate in the circumstances;

11.4.3.	not have unusual exclusions or endorsements;

11.4.4.	are taken out in the name of the relevant party with the interests of the other party noted;

11.4.5.	otherwise meet the requirements of this clause 11.

11.5.	Payment and production of insurance policies

11.5.1.	Each party will promptly pay all premiums and other money payable in respect of its insurances.

11.5.2.	If reasonably requested by the other party, a party must produce policies of insurance which that party is required to effect under this clause 11 and the receipt for the latest premium payable.

11.6.	Effect on the Landlord’s insurance

11.6.1.	Without the Landlord’s prior consent (such consent not to be unreasonably withheld, conditioned or delayed), the Tenant will not do anything or omit to do anything to or upon the Premises or the Building which may:

11.6.1.1.	increase the rate of any insurance on the Premises, the Building or any property in them;

11.6.1.2.	vitiate or render void or voidable any insurance on the Premises or any property in the Premises; or

11.6.1.3.	conflict with any Law or Requirement, the requirements of the Landlord’s insurer relating to fire, fire safety or fire prevention or any insurance policy in respect of the Premises or any property in them.

11.6.2.	The Tenant must pay to the Landlord all extra insurance Costs on the Premises, the Building or the Landlord’s Plant and Equipment on account of the extra risk (if any) caused by the Tenant’s use or occupation of the Premises.

11.6.3.	The Landlord’s acceptance of any extra insurance Costs will not constitute a waiver of any breach of clause 11.6 by the Tenant.

11.7.	Inflammable substances

11.7.1.	Subject to clause 6.1, the Tenant will not store chemicals, inflammable liquids, acetylene, gas, alcohol, volatile or explosive oils, compounds or substances on the Premises except if it is necessary and proper for the Tenant’s business permitted under this Lease.

11.7.2.	Only reasonably appropriate quantities may be kept.

11.8.	Exclusions of Landlord’s liability

11.8.1.	Tenant’s risk

11.8.1.1.	All the Tenant’s property in the Premises will be at the Tenant’s sole risk, except to the extent of any loss or damage caused by the negligence or the default of the Landlord or the Landlord’s employees, agents or contractors.

11.8.1.2.	Except to the extent due to the negligence or the default of the Landlord or the Landlord’s employees, agents or contractors, the Landlord will not be liable for any Claim by the Tenant, the Tenant’s Employees or any person which may arise from:

11.8.1.2.1.	any fault in the construction or state of repair of the Building or the Landlord’s Plant and Equipment;

11.8.1.2.2.	any defect in the Services or the Landlord’s Plant and Equipment; or

11.8.1.2.3.	the flow, overflow, leakage, condensation or breakdown of any water, Air Conditioning Equipment, gas, oil or other source of energy or fuel from or in any part of the Building, or from any other cause.

11.8.2.	Release

11.8.2.1.	The Tenant will occupy and use the Premises at the Tenant’s risk except to the extent of any loss or damage caused by the negligence or the default of the Landlord or the Landlord’s employees, agents or contractors.

11.8.2.2.	To the full extent permitted by Law, the Tenant releases the Landlord from liability for any Claim in respect of or arising from:

11.8.2.2.1.	any property in the Premises;

11.8.2.2.2.	damage or injury to any person or property in the Premises or the Building or on the Land; or

11.8.2.2.3.	any of the circumstances set out in clause 11.9,

except to the extent that the Claim results from the negligence or the default of the Landlord or the Landlord’s employees, agents or contractors.

11.9.	Indemnities

The Tenant indemnifies the Landlord against all Claims arising during or after the Term from:

11.9.1.	any cause of action relating to the Building, any property or any person inside or outside the Building to the extent occasioned or contributed to by any act, neglect or default of the Tenant or the Tenant’s Employees (including any accidental death or injury or damage to property);

11.9.2.	the negligent use or neglect of the Services and facilities in the Building or the Landlord’s Plant and Equipment by the Tenant, the Tenant’s Employees, any other person claiming by, through or under the Tenant or any trespasser while in the Premises (other than the Landlord or the Landlord’s employees, agents or contractors);

11.9.3.	the overflow or leakage of water from any source including the Services or the Landlord’s Plant and Equipment to the extent caused or contributed to by the Tenant or the Tenant’s Employees;

11.9.4.	the Tenant’s failure to give notice to the Landlord of any defect in the Services known to the Tenant or ought reasonably to be known to the Tenant and without which the Landlord could not reasonably be expected to be aware of the defect;

11.9.5.	damage to plate and other glass to the extent caused or contributed to by any act, neglect or default by the Tenant or the Tenant’s Employees,

except to the extent that the Claim arises from any act, neglect or default of the Landlord or the Landlord’s employees, agents or contractors.

11.10.	Landlord’s indemnity

Except to the extent that the Claim arises from any act, neglect or default of the Tenant or the Tenant’s Employees, the Landlord indemnifies the Tenant against all Claims on account of injury, default, damage to person (including death) or property in, on or about the Building to the extent caused or contributed to by the default or negligence of the Landlord or the Landlord’s employees, agents or contractors.

11.11.	Blanket insurance cover

11.11.1.	Nothing contained in this Lease prohibits the Tenant from obtaining a policy or policies of blanket insurance which may cover other property of the Tenant provided that any such blanket policy:

11.11.1.1.	expressly allocates to any property insured under this Lease not less than the amount of insurance required under this Lease; and

11.11.1.2.	does not diminish the obligations of the Tenant so that the proceeds that would be available if the Tenant obtained the required insurance under policies must be no less than separately insuring the risks which this Lease requires to be insured.

12.	LANDLORD’S COVENANTS

12.1.	Quiet enjoyment

The Tenant may use the Premises without interruption or disturbance from the Landlord or any person claiming by, through or under the Landlord except as otherwise permitted by this Lease.

12.2.	Person other than Landlord becoming entitled to Rents etc.

12.2.1.	If any person other than the Landlord becomes entitled to receive the Rent and proof in that regard is provided to the reasonable satisfaction of the Tenant, that person will have the benefit of all covenants by the Tenant under this Lease and is entitled to enforce those covenants as if that person were the Landlord, subject to that person complying with the Landlord’s obligations under this Lease.

12.2.2.	If required by either the Landlord or the Tenant and at the expense of the Landlord, the Tenant will enter into reasonable covenants with that other person.

12.3.	Failure of Services

The Tenant will have no Claim against the Landlord or be entitled to terminate this Lease solely because:

12.3.1.	the Services fail to operate;

12.3.2.	the Landlord temporarily shuts down or removes any Services to repair, maintain or replace them under clause 12 or 17.5 or because of the provisions of any Law or Requirement; or

12.3.3.	the Landlord temporarily closes the Building under clause 6.14 or because of the provisions of any Law or Requirement,

provided that the Landlord uses its reasonable efforts to resume full operation as soon as is reasonably possible.

12.3.4.	If the Air Conditioning Equipment servicing the office area of the Premises fails to comply with the Air Conditioning Specifications for the period of 3 consecutive Business Days (Failure Period), then except where:

12.3.4.1.	the Tenant or the Tenant’s Employees are responsible for the event; or

12.3.4.2.	the failure is caused by events beyond the Landlord’s reasonable control; or

12.3.4.3.	the Landlord has promptly undertaken substantial steps to rectify the failure,

then a proportionate part of the Rent and operating expenses having regard to the part of the Premises adversely affected shall abate with effect from the expiry of the Failure Period until the Air Conditioning Equipment again functions properly in accordance with the Air Conditioning Specifications.

12.3.5.	The Landlord will not be held liable for any cost, damage or loss to the extent that any Service (including any Air Conditioning System) is substantially affected by or, substantially controlled by, an action or inaction of an Authority except to the extent due to the default or negligence of the Landlord or the Landlord’s employees, agents or contractors. In these circumstances, the Landlord will in any event use reasonable endeavours to ensure the Services are provided, maintained or reinstated within a reasonable period of time.

12.4.	Landlord’s repair, maintenance and replacement obligations

12.4.1.	The Landlord agrees with the Tenant that the Landlord must, at the Landlord’s own cost, keep the Building in a safe and sound structural condition.

12.4.2.	Without limiting clause 12.4.1:

12.4.2.1.	the Landlord must use reasonable endeavours to provide air conditioning to the office area of the Premises in accordance with the Air Conditioning Specifications (except to the extent of any act, omission, default or negligence by the Tenant or the Tenant’s Employees which impact on the Landlord’s ability to do so); and

12.4.2.2.	the Landlord must carry out any structural or capital repairs, alterations or improvements to the Building, the Premises or the Common Areas as required to maintain and keep the Premises air, wind and water tight except to the extent that the works, maintenance or repairs are the Tenant’s responsibility under this Lease.

12.4.3.	Without limiting clause 12.4.1 and subject to Item 18(4)(b) of the Schedule the Landlord must keep the Common Areas in good repair, clean and adequately lit (including resurfacing the surface of the Car Park as and when reasonably necessary).

12.4.4.	The Landlord must undertake any work the responsibility of the Landlord under this Lease in a proper and workmanlike manner and otherwise in accordance with all Laws and Requirements.

12.4.5.	If the Landlord defaults in performing any obligation under clause 12.4 in respect of the Premises, the Tenant may give the Landlord notice of the Landlord’s default (Tenant’s Default Notice) and if the Landlord fails to respond and to commence to expeditiously rectify the breach then the Tenant shall have the right to perform such maintenance or repair utilising a contractor or service provider from the Landlord’s pre-approved list of such entities and credit the cost against Rent due and payable. The Landlord must provide the Tenant with the Landlord’s list of approved contractors and must notify the Tenant of any changes required by the Landlord to that pre-approved list.

12.5.	Landlord representations and warranties

12.5.1.	The Landlord warrants to the Tenant that the Building and the Premises (including the Services to the Premises) are at the Commencement Date compliant with Building Code of Australia and/or any other Government or other relevant Authority standards, and shall ensure that they are so maintained during the Term.

12.5.2.	The Landlord represents to the best of its knowledge and warrants to the Tenant that upon the Commencement Date the Building is free of all Hazardous Materials in amounts exceeding legally established maximum thresholds.

12.5.3.	In addition the Landlord represents and warrants to the Tenant that as at the Commencement Date the Building (including the roof, exterior walls, floor slabs and other structural components of the Building), the Premises, the Common Areas, the facilities and plumbing, electrical and other base building systems of the Building:

12.5.3.1.	are in good working order and condition; and

12.5.3.2.	are not in violation of any applicable Law.

12.6.	No subdivision of the Land

The Landlord represents and warrants to the Tenant that the Land will not be subdivided at any time until after the expiration of the Term (whether under the Strata Titles Act 1985 (WA) or any other legislation or however).

13.	MORTGAGEE CONSENT/SURVEY PLANS/REGISTRATION/WAPC

13.1.	Mortgagee consent

13.1.1.	The Landlord at the Landlord’s expense must promptly clear the title to the Land so that only the Specified Encumbrances remain on title in priority to this Lease.

13.1.2.	The Landlord at the Landlord’s expense must obtain the written consent of any mortgagee of the Land to the grant and registration of this Lease and deliver the consent to the Tenant.

13.1.3.	The Landlord must pay the Landlord’s and any mortgagee’s legal fees in connection with clause 13.1.

13.1.4.	The Landlord must also pay the mortgagee’s legal costs (if any) and the Land Titles Office production fees for the production of the title(s) for the Land at the Land Titles Office to enable the registration of this Lease.

13.2.	Preparation of survey plans of the Premises

13.2.1.	As soon as reasonably practicable after Practical Completion of the Premises the Landlord at its cost must arrange for each of the following:

13.2.1.1.	a survey to determine the Lettable Area of each type of space making up the Building including the Premises;

13.2.1.2.	a survey plan to determine the Lettable Area of the balance of the Building;

13.2.1.3.	a plan of the Premises in registrable form; and

13.2.1.4.	a Site Plan (as constructed in accordance with this Lease).

13.2.2.	The survey must be carried out by a licensed surveyor in accordance with the most appropriate method of measurement for the space in question. The Landlord must give the Tenant a copy of the relevant survey (as the case requires) within 7 Business Days after receiving it from the surveyor.

13.3.	Registration of this Lease

13.3.1.	The Landlord must register this Lease in respect of the Premises at the Land Titles Office promptly after the Commencement Date.

13.3.2.	The Tenant (to the extent reasonably required by the Landlord) will co-operate with the Landlord to secure that registration.

13.3.3.	The Tenant must pay its own legal fees and half of the Landlord’s legal fees in respect of the registration of this Lease (the Tenant’s share to be capped at [***]).

13.3.4.	The Tenant must also pay the Land Titles Office registration fees on this Lease and any assignment or extension of this Lease.

13.3.5.	At the expiration or sooner termination of this Lease the parties will sign all documents and do all things reasonably necessary to remove this Lease from the title to the Land, each party will pay its own legal fees in this regard and the Tenant must also pay the Land Titles Office registration fees.

13.4.	Western Australian Planning Commission Approval

If for any reason this Lease requires by Law approval of the Western Australian Planning Commission under the provisions of section 136 of the Planning and Development Act 2005 (WA) then the Landlord must:

13.4.1.	use its best endeavours to obtain that approval promptly, and have such consent endorsed on this Lease;

13.4.2.	inform the Tenant promptly after the application for approval has been lodged; and

13.4.3.	provide the Tenant with a copy of the letter of approval promptly following issue,

and this Lease is made expressly subject to and conditional upon the granting of the approval of the Western Australian Planning Commission under the provisions of section 136 of the Planning and Development Act 2005 (WA).

14.	DEFAULT AND TERMINATION

14.1.	Default

The Tenant will be in default if:

14.1.1.	the Rent or any money payable by the Tenant is due but unpaid for 14 days after notice to remedy from the Landlord;

14.1.2.	the Tenant assigns or sublets this Lease in breach of the Tenant’s obligations under this Lease;

14.1.3.	deliberately omitted; .

14.1.4.	to the extent that any other breach by the Tenant is remediable, the Tenant fails to perform or observe any of its other covenants or obligations under this Lease after a reasonable time (being not less than 30 days) after notice to remedy from the Landlord;

14.1.5.	to the extent that any other breach is not remediable, the Tenant fails to pay to the Landlord within a reasonable time (being not less than 30 days) reasonable compensation in the sum agreed by the Landlord and the Tenant (which agreement must not be unreasonably withheld, conditioned or delayed);

14.1.6.	the Tenant assigns its property for the benefit of creditors;

14.1.7.	other than in relation to any winding up or dissolution for the purposes of amalgamation or reconstruction, the Tenant being a company enters into any form of liquidation or administration, is wound up or dissolved, enters into a scheme of arrangement for creditors, is placed under official management or a receiver and/or manager of any of its assets is appointed;

14.1.8.	the Tenant being a natural person commits an act of bankruptcy or is declared bankrupt;

14.1.9.	any execution in excess of [***] shall be levied against any property of the Tenant and not discharged within 60 days;

14.1.10.	the Guarantor being a company enters into any form of liquidation, is wound up or dissolved, enters into a scheme of arrangement for creditors, is placed under official management or a receiver and/or manager of any of its assets is appointed; or

14.1.11.	the Guarantor being a natural person commits an act of bankruptcy or is declared bankrupt.

14.2.	Forfeiture of Lease

Subject to giving any prior demand or notice required by any Law and without prejudice to any other Claim which the Landlord has or may have against the Tenant or any other person in respect of default, if the Tenant defaults as specified in clause 14.1 the Landlord may:

14.2.1.	re-enter and take possession of the Premises (by force if necessary) and eject the Tenant and all other persons and this Lease will terminate;

14.2.2.	by notice to the Tenant, terminate this Lease from the date of giving the notice;

and on termination the Term will immediately determine but without affecting the rights of a party in respect of any antecedent breaches of this Lease including without affecting the Landlord’s rights under this clause 14.

14.3.	Landlord may rectify

Without notice to the Tenant, any Costs incurred by the Landlord in remedying a default may be treated by the Landlord as a liquidated debt payable by the Tenant.

14.4.	Waiver

14.4.1.	Waiver must be in writing

No waiver by a party will be effective unless it is in writing.

14.4.2.	No waiver

14.4.2.1.	A party’s failure to take advantage of any default by the other party will not be construed as waiving the default.

14.4.2.2.	No custom or practice which evolves between the parties will constitute a waiver or lessen a party’s right to insist upon the other party’s strict performance or observance of any provision of this Lease or to exercise any of the party’s other rights.

14.4.3.	Acceptance or demand for Rent not waiver

Regardless of the Landlord’s knowledge at the time, a demand by it for Rent or other money payable under this Lease or the subsequent acceptance of Rent or other money will not constitute a waiver of any earlier default by the Tenant.

14.5.	Tender after termination

In the absence of any election by the Landlord, any money tendered by the Tenant after termination and accepted by the Landlord will be applied:

14.5.1.	firstly, on account of any unpaid Rent and other money due under this Lease at the date of termination; and

14.5.2.	secondly, on account of the Landlord’s Cost of re-entry.

14.6.	Interest on overdue money

14.6.1.	Interest

If the Landlord demands payment for the same no later than 14 months after the right to the interest arose, the Tenant will pay interest to the Landlord at the Default Rate on any Rent, Cost or other money due to the Landlord and unpaid for 5 Business Days after the due date.

14.6.2.	Conditions

Interest will:

14.6.2.1.	accrue from day to day;

14.6.2.2.	be capitalised on the last day of each month;

14.6.2.3.	be payable on the first day of each month where an amount arose in the preceding month or months; and

14.6.2.4.	be computed on outstanding balances from the date for payment of the Rent, Costs or other money until payment.

14.7.	Damages for breach

14.7.1.	Essential conditions

14.7.1.1.	The following covenants are deemed to be essential terms of this Lease:

14.7.1.1.1.	to pay Rent [clause 3.1];

14.7.1.1.2.	to pay operating expenses [clause 4.7];

14.7.1.1.3.	to use the Premises for the use stated in Item 11 of the Schedule [clause 6.1];

14.7.1.1.4.	to comply with Laws and Requirements [clause 6.4];

14.7.1.1.5.	not to assign, sublet or charge without consent [clause 7.1];

14.7.1.1.6.	to repair [clause 9.1];

14.7.1.1.7.	not to make alterations [clause 10.1];

14.7.1.1.8.	to insure [clause 11.1]; and

14.7.1.1.9.	to pay GST [clause 3.10].

This clause does not prevent other obligations being essential terms. For the avoidance of any doubt clauses 14.1 and 14.2 apply to a breach of an essential condition.

14.7.2.	Damages

If the Landlord terminates this Lease then, without prejudice to any other right or remedy, the Landlord may recover the difference between the aggregate of Rent and other money payable by the Tenant for the unexpired residue of the Term less any amount the Landlord obtains, or could reasonably be expected to obtain, by observing clause 14.8.

14.7.3.	Landlord’s entitlement to damages

The Landlord’s entitlement to recover damages from the Tenant or any other person will not be limited or affected by any of the following:

14.7.3.1.	if the Tenant abandons or vacates the Premises;

14.7.3.2.	if the Landlord elects to re-enter the Premises or terminate this Lease; or

14.7.3.3.	if the parties’ conduct (or that of any of their servants or agents) constitutes or may constitute a surrender by operation of Law.

14.8.	Landlord to mitigate damages

14.8.1.	If the Landlord terminates this Lease, the Landlord must take reasonable steps to mitigate its loss and use reasonable endeavours to re-lease the Premises on reasonable terms.

14.8.2.	The Landlord’s entitlement to damages will be assessed on the basis that the Landlord has observed the obligation to mitigate damages.

14.8.3.	The Landlord’s conduct in mitigating its damages will not of itself constitute acceptance of the breach or a surrender by operation of Law.

15.	TERMINATION OF TERM

15.1.	Tenant to yield up

15.1.1.	Other than where this Lease is terminated prior to the Expiry Date, not later than 60 days prior to the Expiry Date the Landlord and the Tenant must conduct a “walk-through” of the Premises to view the Tenant’s trade fixtures, installations and alterations to the Premises to see if the parties are able to agree in writing (in their discretion) if any item is to remain. If the Lease is terminated prior to the Expiry Date, the Landlord and the Tenant must use reasonable efforts to have such “walk-through” of the Premises conducted as soon as reasonably practicable given the circumstances. Any agreement reached as a result of the walk-through must be in writing and signed by the Landlord and the Tenant.

15.1.2.	Within 30 days after the Expiry Date or within a reasonable time after an earlier lawful termination of this Lease, the Tenant will deliver the Premises to the Landlord in a state of repair and condition commensurate with the performance by the Tenant of the Tenant’s obligations under this Lease, including clause 9 and this clause 15. For the avoidance of doubt the Tenant will not be required to pay Rent and operating expenses during that 30 day period, but the Tenant will be required to pay for utility services consumed on the Premises.

15.2.	Removal of Tenant’s Fittings

15.2.1.	Except to the extent agreed in writing under clause 15.1.1 and subject to clause 15.2.2 within the period referred to in clause 15.1.2, the Tenant will remove all the Tenant’s Fittings from the Premises.

15.2.2.	The Tenant will not be required to remove the Tenant’s Fire Equipment and is to leave the Tenant’s Fire Equipment in the Premises unless its retention would limit the Landlord’s ability to re-let the Premises and the Landlord requires its removal as a result.

15.3.	Tenant not to cause damage

15.3.1.	The Tenant will not damage the Premises in the removal of the Tenant’s Fittings.

15.3.2.	If the Tenant does so, it will repair any damage and leave the Premises clean.

15.3.3.	If the Tenant fails to do so, the Landlord may repair and clean the Premises and recover the Cost of doing so from the Tenant.

15.4.	Failure by Tenant to remove Tenant’s Fittings

If the Tenant fails to remove the Tenant’s Fittings as required by clause 15.2.1, the Landlord may:

15.4.1.	remove and store the Tenant’s Fittings at the Tenant’s risk and expense; or

15.4.2.	treat the Tenant’s Fittings as if the Tenant had abandoned its interest in them and they had become the Landlord’s property and deal with them as it thinks fit without being liable to account to the Tenant.

15.5.	Tenant to indemnify and pay Landlord’s Costs

The Tenant:

15.5.1.	indemnifies the Landlord against the removal and storage of the Tenant’s Fittings and against all Claims by any person claiming an interest in the Tenant’s Fittings by reason of the Landlord’s actions lawfully taken under clause 15.4; and

15.5.2.	will pay the Landlord, within 30 days of demand, any Cost incurred by the Landlord in lawfully exercising its rights under clause 15.4 less any money received on disposal of the Tenant’s Fittings.

15.6.	Earlier breaches

Termination of this Lease will not prejudice or affect any of a party’s rights or remedies against the other party for an earlier default by the other party.

16.	RESTORATION OF PREMISES

16.1.	Specific works

Subject to clause 15.1.1 and clause 15.2, in addition to any other obligations of the Tenant, prior to it vacating the Premises the Tenant will carry out the following works (Tenant’s make good works):

16.1.1.	return all alterations made to the Premises by the Tenant to their original condition;

16.1.2.	clean the carpet to the Landlord’s reasonable satisfaction;

16.1.3.	except to the extent that the wiring is an integral part of the electrical system, remove all wiring installed by the Tenant and reinstate the wiring to the standard pattern;

16.1.4.	clean lighting boxes and diffusers and replace tubes and diffusers as necessary;

16.1.5.	restore Air Conditioning ducting to the standard pattern and balance the Air Conditioning Equipment;

16.1.6.	unless the Tenant is entitled to leave the same, restore the Fire Equipment to standard pattern for open plan occupation of the Premises at the time the Tenant vacates the Premises;

16.1.7.	remove the window furnishings and clean all glass and sills; and

16.1.8.	paint all interior surfaces and walls of the Premises previously painted at the Commencement Date with good quality paint to the reasonable satisfaction of the Landlord.

16.2.	Tenant’s expense

The Tenant will carry out the Tenant’s make good works at its expense to reasonable trade standards approved by the Landlord’s consultants (acting reasonably). The Tenant at its cost must immediately make good any damage to the Premises, the Building or the Land arising from the Tenant’s make good works.

16.3.	Failure to do Tenant’s make good works

If the Tenant does not complete the Tenant’s make good works prior to the period referred to in clause 15.1.2, it will be deemed to be holding over as a monthly tenant under this Lease until the Tenant’s make good works are completed to the reasonable satisfaction of the Landlord.

16.4.	Landlord may carry out the Tenant’s works

16.4.1.	If the Tenant does not carry out the Tenant’s make good works, the Landlord will be entitled to complete them and the Tenant must pay the Landlord’s Costs within 30 days of demand.

16.4.2.	A certificate signed by the Landlord’s architect, consultant or managing agent giving reasonable details of the Tenant’s make good works completed by the Landlord and the Landlord’s Costs will be prima facie evidence of the cost. The Landlord must provide the Tenant with such other reasonable information concerning the works and the cost as the Tenant may reasonably require.

16.5.	Dispute resolution

If any dispute or matter arises under this clause, the dispute may be referred to an expert for determination and clause 26 will apply.

17.	MISCELLANEOUS

17.1.	Notices

17.1.1.	Execution of Landlord’s notice

Any notice by the Landlord under this Lease will be valid if signed by an officer or solicitor of the Landlord, the Managing Agent or any other person nominated by the Landlord.

17.1.2.	Execution of Tenant’s notice

Any notice by the Tenant under this Lease will be valid if signed by the Tenant’s Chief Financial Officer or a senior officer appointed by the Tenant’s Chief Financial Officer (in the case of his absence).

17.1.3.	Execution of Guarantor’s notice

Any notice by the Guarantor under this Lease will be valid if signed by the Guarantor’s Chief Financial Officer or a senior officer appointed by the Guarantor’s Chief Financial Officer (in the case of his absence).

17.1.4.	Notice of address or addressee

17.1.4.1.	No notice will be validly served if sent by facsimile transmission.

17.1.4.2.	All notices must be addressed to a party at the address stated in Item 17 of the Schedule to this Lease or if another address or addressee is later nominated by the party in accordance with this clause 17 then to that addressee or address.

17.1.4.3.	The Tenant will promptly notify the Landlord of the addressee and address of the Tenant and any Guarantor and update the notice if any changes occur.

17.1.4.4.	The Landlord will promptly notify the Tenant of the address, addressee and facsimile number of the Landlord and update the notice if any changes occur.

17.1.5.	Service of notice on Tenant

Any notice which the Landlord elects to serve on the Tenant will be sufficiently served if:

17.1.5.1.	sent by prepaid express post addressed to the Tenant’s addressee at the Tenant’s address for notices under clause 17; or

17.1.5.2.	forwarded by prepaid registered post addressed to the Tenant’s addressee at the Tenant’s address for notices under clause 17.

17.1.6.	Service of notice on Guarantor

Any notice which the Landlord elects to serve on the Guarantor will be sufficiently served if:

17.1.6.1.	sent by prepaid express post addressed to the Guarantor’s addressee at the Guarantor’s address for notices under clause 17; or

17.1.6.2.	forwarded by prepaid registered post addressed to the Guarantor’s addressee at the Guarantor’s address for notices under clause 17.

17.1.7.	Service of notice on Landlord

Any notice to the Landlord will be sufficiently served if:

17.1.7.1.	sent by prepaid express post addressed to the Landlord’s addressee at the Landlord’s address for notices under clause 17; or

17.1.7.2.	forwarded by prepaid registered post addressed to the Landlord’s addressee at the Landlord’s address for notices under clause 17.

17.1.8.	Time of Service

Any notice sent in accordance with this Lease and sent by:

17.1.8.1.	post will be deemed to be served 2 Business Days after the day it was posted;

17.1.8.2.	Business Day means a day other than a Saturday, Sunday or public holiday in the place of receipt or intended receipt of a notice.

17.2.	Costs

The Tenant will pay the Landlord on demand:

17.2.1.	stamp duty on this Lease (if any) including any fines and penalties except those due to the Landlord’s or the Landlord’s employee’s or agent’s default; and

17.2.2.	the Landlord’s reasonable legal fees and disbursements in connection with:

17.2.2.1.	any consent required under this Lease;

17.2.2.2.	the preparation and completion of any variation document capped at [***] (unless the Landlord instigates the variation of this Lease in which case the Landlord will pay for its legal costs to prepare and complete the variation of lease and also the Tenant’s reasonable legal costs (the Tenant’s costs capped at [***]);

17.2.2.3.	any surrender or termination of this Lease (except through its expiry) capped at [***] (unless the Landlord instigates the surrender or termination of this Lease in which case the Landlord will pay for its legal costs to prepare and complete the surrender or termination and also the Tenant’s reasonable legal costs (the Tenant’s costs capped at [***]);

17.2.2.4.	any default by the Tenant or the Tenant’s Employees in observing or performing the provisions of this Lease.

Each party will bear its own legal costs of and incidental to the negotiations, preparation and completion of this Lease.

17.3.	Right of Landlord to make Rules

17.3.1.	The Landlord may make reasonable Rules and amend them by notice to the Tenant so long as no Rule is inconsistent with or otherwise derogates from the Tenant’s rights under this Lease or imposes any materially more onerous obligations on the Tenant. The Tenant must comply with a Rule made in accordance with this Lease following notice of the Rule from the Landlord.

17.3.2.	If there is any inconsistency between the provisions of this Lease and the Rules, the provisions of this Lease will prevail.

17.4.	Compliance with Rules

The Tenant will cause the Tenant’s Employees to observe and perform the Tenant’s obligations under this Lease and the Rules.

17.5.	Reservations

17.5.1.	The Landlord reserves the following rights (acting reasonably):

17.5.1.1.	subject to clause 17.5.2 and complying with the Access Conditions the right to install, maintain, use, repair, alter, service and replace any Services; and

17.5.1.2.	the exclusive right to use any part of the Building or the Land which is not leased or licensed to any person and to grant leases or licences or authorise any person to use those areas for any purpose.

17.5.2.	The Landlord is not permitted to grant any rights under clause 17.5.1 that may interfere with the Tenant’s use and enjoyment of the Premises or otherwise derogate from the Tenant’s rights under this Lease.

17.5.3.	This Lease will be deemed to be subject to any right properly granted by the Landlord under this clause 17.5.

17.6.	Easements

17.6.1.	Subject to clause 17.6.2 for the purpose of:

17.6.1.1.	provision of access to the Premises;

17.6.1.2.	the support of structures erected on the Land or adjoining land; and

17.6.1.3.	any Service,

the Landlord (acting reasonably) may dedicate, grant, transfer or otherwise enter into any arrangement in relation to the Land.

17.6.2.	The Landlord is not permitted to grant any rights under clause 17.6.1 that may interfere with the Tenant’s use and enjoyment of the Premises or otherwise derogate from the Tenant’s rights under this Lease. Any rights over the Premises are subject to the Tenant’s prior approval which the Tenant may withhold as the Tenant requires.

17.6.3.	This Lease will be deemed to be subject to any right properly granted by the Landlord under this clause 17.6.

17.7.	Other leases or licences

Subject always to the requirements of clause 6.3.4:

17.7.1.	The Tenant acknowledges that this Lease does not involve the grant of any exclusive right to carry on the Permitted Use in the Premises.

17.7.2.	The Landlord may grant a lease or licence of any part of the Building or the Land not demised under this Lease to a person who carries on or intends to carry on a business which may compete with the Tenant.

17.8.	Managing agent

The Landlord may appoint a Managing Agent to manage the Building and represent the Landlord in relation to this Lease. If the Landlord appoints a Managing Agent, the Managing Agent may exercise the rights and powers of the Landlord under this Lease and the Tenant is entitled to assume that the Managing Agent has authority to act on all matters on behalf of the Landlord. The Landlord may at any time vary or terminate the authority of the Managing Agent (notice of such termination to be promptly provided to the Tenant). Decisions of the Landlord override those of the Managing Agent if there is any inconsistency between them unless already properly acted upon by the Tenant.

17.9.	Enquiries etc.

Except to the extent set out in this Lease, the Tenant has made and relied on its own enquiries in relation to all matters relevant to its decision to enter into this Lease and has not relied on any representation, warranty or undertaking (except as expressly contained in this Lease) given by the Landlord in determining whether or not to enter into this Lease.

18.	FURTHER ASSURANCES

Each party must execute and do all acts and things reasonably necessary to give full effect to the provisions of this Lease.

19.	CAVEATS

19.1.	Not lodge absolute caveat

The Tenant shall not register an absolute caveat but may register a “subject to claim” caveat over the certificate of title to the land upon which the Premises are situated.

19.2.	Withdraw caveat on termination

The Tenant hereby undertakes that within 30 days after the expiration or sooner determination of the Term the Tenant shall withdraw any “subject to claim” caveat registered pursuant to clause 19.1.

19.3.	Tenant to pay cost of withdrawal

The Tenant shall reimburse the Landlord within 30 days of demand for all Costs incurred by the Landlord in withdrawing any caveat registered by the Tenant and not withdrawn pursuant to this clause.

20.	GUARANTEES

20.1.	Bank guarantee

Clause 20.2 applies if Item 13 of the Schedule has been completed by inserting the amount of a bank guarantee.

20.2.	Issue and review of bank guarantee

Either the Tenant or the Guarantor will:

20.2.1.	prior to the Commencement Date, arrange for the issue of an unconditional bank guarantee by a financial organisation approved by and in favour of the Landlord for the amount stated in Item 13 of the Schedule (which approval must not be unreasonably withheld, conditioned or delayed);

20.2.2.	not more than 5 yearly intervals from the Commencement Date, the Tenant or the Guarantor will (if required in writing by the Landlord) provide a replacement or additional bank guarantee so that the total amount guaranteed reflects the amount of the Rent then payable;

20.2.3.	ensure that any bank guarantee is kept current and enforceable and will not expire until at least 2 months after the End Date; and

20.2.4.	if the Landlord properly makes demand on any bank guarantee, provide a replacement bank guarantee for the amount properly demanded by the Landlord.

20.2.5.	The Landlord must:

20.2.5.1.	not call on the bank guarantee unless an amount is properly due and payable by the Tenant to the Landlord under this Lease;

20.2.5.2.	return the bank guarantee and any replacement bank guarantee provided by the outgoing Tenant on a permitted assignment of this Lease within 30 days after the assignment date;

20.2.5.3.	return the bank guarantee and any replacement bank guarantee within 2 months after the End Date; and

20.2.5.4.	ensure that the bank guarantee is held by the Landlord from time to time under this Lease.

20.3.	Bank Guarantee - exemption

20.3.1.	Subject to clause 20.3.2, while the Guarantor is Genzyme Corporation, neither the Tenant nor the Guarantor will be required to provide any bank guarantee or any other security other than the Guarantor’s guarantee and indemnity in clause 20.4.

20.3.2.	If the Guarantor’s credit rating falls below BBB+ as promptly advised by the Tenant or the Guarantor to the Landlord in writing, the Landlord shall notify the Tenant and the Guarantor that it requires the Tenant to provide the Landlord within 14 Business Days of the Landlord’s request the bank guarantee in accordance with clause 20.2.

20.4.	Personal guarantee

Clauses 20.5 to 20.12 apply if Item 14 of the Schedule has been completed by inserting details of Guarantor.

20.5.	Guarantee and indemnity

In consideration of the Landlord granting this Lease to the Tenant at the Guarantor’s request, the Guarantor guarantees to the Landlord:

20.5.1.	the payment by the Tenant of the Rent and other money agreed to be paid by the Tenant; and

20.5.2.	prompt performance and observance of all of the Tenant’s covenants and obligations contained or implied in this Lease.

20.6.	Indemnity

The Guarantor indemnifies the Landlord and agrees to keep the Landlord indemnified against all Claims which the Landlord may suffer or incur in connection with any breach or default by the Tenant under this Lease or any extension or renewal of the Term.

20.7.	Liability of Guarantor

The Landlord’s rights and the Guarantor’s liability under clauses 20.5 and 20.6 will not be prejudiced or affected by:

20.7.1.	the granting of any time, credit, forbearance, indulgence or concession by the Landlord to the Tenant or any Guarantor;

20.7.2.	any absolute or partial release of the Tenant or any Guarantor or any compromise with the Tenant or any Guarantor;

20.7.3.	any variation of this Lease, extension or renewal of the Term, holding over or continued occupation of the Premises by the Tenant;

20.7.4.	any composition, compromise, release, discharge, arrangement, abandonment, waiver, variation, relinquishment or renewal of any security or right by the Landlord;

20.7.5.	any assignment of this Lease or sublease of any part of the Premises;

20.7.6.	the termination of this Lease;

20.7.7.	the fact that the Rent or any other money may not be recoverable, may cease to be recoverable or may never have been recoverable or that any transaction affecting the Rent or the obligations contained in this Lease is or was wholly or partially void, voidable or unenforceable;

20.7.8.	any failure to sue or agreement not to sue or any dealing, act or omission (whether constituting a waiver, election, estoppel or otherwise) by the Landlord with respect to the Rent, other money payable or the obligations under this Lease;

20.7.9.	any fact, circumstance, legal disability or incapacity which would otherwise release the Tenant or any Guarantor from its obligations;

20.7.10.	non-execution of this Lease by one or more of the persons named as Guarantor or the unenforceability of this guarantee and indemnity against one or more of the Guarantors; or

20.7.11.	the exercise or purported exercise by the Landlord of its right of re-entry.

20.8.	Irrevocable

This guarantee and indemnity is irrevocable and will remain in force until the Tenant has performed and observed all its obligations under this Lease.

20.9.	Guarantor liable regardless of any Law

20.9.1.	The Guarantor’s liability will not be discharged by any payment to the Landlord which is later avoided by Law.

20.9.2.	If that happens the Landlord, the Tenant and the Guarantor will be restored to their respective rights as if the payment had not been made.

20.10.	Indemnity on disclaimer

if a liquidator disclaims this Lease, the Guarantor indemnifies the Landlord against any resulting Claim by the Landlord for the residue of the Term.

20.11.	Guarantor not prove in liquidation

20.11.1.	The Guarantor will not prove or claim in any liquidation, composition, arrangement or assignment for the benefit of creditors until the Landlord has received 100¢ in the dollar of all money payable to it by the Tenant.

20.11.2.	The Guarantor will hold any proof, claim or dividend received by it on trust for the Landlord.

20.12.	Guarantee to continue

20.12.1.	If this Lease is transferred or assigned, the benefit of this guarantee and indemnity will be transferred or assigned to the transferee or assignee and continue concurrently for the benefit of the Landlord regardless of the transfer or assignment unless the Landlord releases the Guarantor in writing.

20.12.2.	This guarantee and indemnity covers the period while the Tenant occupies or is entitled to occupy the Premises as tenant or holds an equitable interest over the Premises under an agreement for lease or as a periodical tenant.

20.12.3.	This guarantee and indemnity will apply whether this Lease is construed as an agreement for lease, a periodical tenancy or otherwise.

20.12.4.	This guarantee and indemnity will extend to the lease, agreement for lease or periodical tenancy created by the Tenant’s exercise of any option for renewal.

21.	OPTIONS OF RENEWAL

21.1.	First Option

If the Tenant:

21.1.1.	wishes to lease the Premises for the further term stated in Item 15(1) of the Schedule;

21.1.2.	gives notice to that effect to the Landlord not less than 12 months before the Expiry Date; and

21.1.3.	at the date of giving notice and at the Expiry Date, is not in default under this Lease (notice of which has been given to the Tenant and which the Tenant has failed to rectify in accordance with this Lease), the Landlord will grant a lease of the Premises (first further lease) to the Tenant upon the same terms and conditions as this Lease.

21.2.	First Further lease

The first further lease will contain:

21.2.1.	a term as stated in Item 15(1) of the Schedule;

21.2.2.	a commencement date being the day after the Expiry Date;

21.2.3.	the amount to be inserted in Item 8 of the Schedule shall be such amount (or method of calculation of such amount) as determined under clause 3 of this Lease; and

21.2.4.	the dates as stated in Item 9 of the Schedule.

21.3.	Omission of clause 21.1 - 21.4

Clause 21.1 - 21.4 inclusive will be omitted from the first further lease.

21.4.	Parties to sign first further lease

The parties must promptly sign a deed of extension of this Lease for the first further lease.

21.5.	Second Option

If the Tenant:

21.5.1.	wishes to lease the Premises for the further term stated in Item 15(2) of the Schedule;

21.5.2.	gives notice to that effect to the Landlord not less than 12 months before the termination date of the first further lease; and

21.5.3.	at the date of giving notice and at the termination date of the first further lease, is not in default under this Lease (notice of which has been given to the Tenant and which the Tenant has failed to rectify in accordance with this Lease), the Landlord will grant a lease of the Premises (second further lease) to the Tenant upon the same terms and conditions as this Lease.

21.6.	Second Further lease

The second further lease will contain:

21.6.1.	a term as stated in Item 15(2) of the Schedule;

21.6.2.	a commencement date being the day after the termination date of the first further lease;

21.6.3.	the amount to be inserted in Item 8 of the Schedule shall be such amount (or method of calculation of such amount) as determined under clause 3 of this Lease; and

21.6.4.	the dates as stated in Item 9 of the Schedule.

21.7.	Omission of this clause 21

Clause 21.1 - 21.8 inclusive, will be omitted from the second further lease.

21.8.	Parties to sign second further lease

The parties must promptly sign a deed of extension of this Lease for the second further lease.

21.9.	Costs

The Tenant must pay the Landlord’s reasonable legal costs to prepare and complete any deed of extension referred to in clause 21.4 or clause 21.8 (capped at [***]).

22.	SPECIAL CONDITIONS

The special conditions set out in Item 18 of the Schedule are incorporated in and shall form part of the terms and conditions of this Lease. To the extent of any inconsistency between the special conditions and the balance of the Lease, the special conditions will prevail.

23.	CONTAMINATION

23.1.	The Tenant at its cost must immediately remediate any contamination (as that term is defined in the Contaminated Sites Act 2003) arising from the Tenant’s use or occupation of the Premises and otherwise the Landlord (as between the Landlord and the Tenant) is responsible for the remediation of any contamination.

23.2.	The Landlord will cause the Building (including on, under or about the Premises and the Car Park) to be in full compliance with any Laws regarding the environment (Environmental Laws) including but not limited to asbestos, soil and ground water conditions and Hazardous Materials. The Landlord will defend and indemnify and hold the Tenant harmless from and against any and all losses or costs arising from the Landlord’s violation of any Environmental Law affecting the Premises or Car Park except to the extent that the violations are caused or contributed to by the Tenant or the Tenant’s Employees.

23.3.	Neither the Tenant nor the Landlord will at any time use, generate, store or dispose of on, under or about the Building or the Land or transport to or from the same any Hazardous Material or permit or allow any third party to do so, without full compliance with all Environmental Laws.

24.	RIGHT TO CURE

24.1.	If:

24.1.1.	the Landlord at any time fails to perform any of the Landlord’s obligations in accordance with the provisions of this Lease relating to the Premises or the Car Park; and

24.1.2.	the Tenant has provided the Landlord and any registered mortgagee of the Land not less than 30 days written notice to cure such default; and

24.1.3.	the Landlord or the Landlord’s mortgagee has made no reasonable efforts to cure such deficiency within that 30 day period,

then the Tenant will have the right, but not the obligation, to cure any such default for the account of the Landlord. If the Tenant undertakes such performance, the Landlord must reimburse Tenant for any Costs incurred by the Tenant in connection with such performance within 30 days after service of a tax invoice by the Tenant (together with any such bona fide back up written documentation reasonably requested by Landlord).

24.2.	If the Landlord fails to reimburse the Tenant within the 30 day period, then the Tenant will be entitled to set off the Tenant’s Costs against 40% or less of each instalment of Rent until the total amount due to the Tenant has been satisfied.

24.3.	If:

24.3.1.	the Tenant at any time fails to perform any of the Tenant’s obligations in accordance with the provisions of this Lease; and

24.3.2.	the Landlord has provided the Tenant 30 days written notice to cure such default and the Tenant has made no reasonable efforts to cure such deficiency within that 30 day period,

then the Landlord will have the right, but not the obligation, to cure any such default for the account of the Tenant. The Landlord in exercise of the Landlord’s rights must comply with the Access Conditions. If the Landlord undertakes such performance, the Tenant must reimburse the Landlord for any Costs incurred by the Landlord in connection with such performance within 30 days after receipt of an invoice from the Landlord (together with any such back up written documentation reasonably requested by the Tenant).

24.4.	Notwithstanding anything to the contrary, the time period of 30 days in this clause 24 will be reduced by such time as is reasonable in the circumstances in an emergency (including either no notice or verbal only depending on the circumstances).

24.5.	For the avoidance of any doubt the Tenant acknowledges and accepts that nothing contained in this clause affects or prejudices the rights of the Landlord under clause 14.

25.	CONFIDENTIALITY

25.1.	Confidential Information means all information located at, or accessible from, the Premises including any scientific data and all business and commercial material (including any know-how, records, drawings, designs, reports, accounts and financial and business information).

25.2.	The Landlord and the Landlord’s employees, agents and contractors must not disclose and must keep confidential the Confidential Information or any documentation relating to it and must not disclose it to any person except with the Tenant’s prior consent which consent may be withheld in the Tenant’s discretion.

26.	EXPERT DETERMINATION PROCESS

26.1.	Definitions

The following definitions, apply for the purposes of this clause 26:

26.1.1.	Dispute means any dispute arising out of this Lease:

26.1.1.1.	which this Lease expressly stipulates is to be referred to expert determination for resolution;

26.1.1.2.	concerning identification of expense properly forming part of the operating expenses (including exclusions and amounts) and the Landlord’s allocation among tenants and other occupiers of the land (including Lettable Area and the benefit or otherwise to particular tenants or occupiers);

26.1.1.3.	concerning whether or not a party has complied with that party’s obligation to insure;

26.1.1.4.	where the agreement of the parties must not be unreasonably withheld, whether a party is in breach of that obligation;

26.1.1.5.	where the consent of the Landlord must not be unreasonably withheld, conditioned or delayed, whether the Landlord is in breach of that obligation.

26.1.2.	Dispute Notice a notice identifying the particulars of the Dispute;

26.1.3.	Expert means:

26.1.3.1.	for a matter of law, a practicing barrister or solicitor appointed by the then President of the Law Society in Western Australia;

26.1.3.2.	for a financial or accountancy matter, a practicing chartered accountant appointed by the then President of Western Australia’s Institute of Chartered Accountants in Australia;

26.1.3.3.	for a matter connected with the construction of any part of the Premises a practicing architect appointed by the then President of Western Australia’s Chapter of the Royal Australian Institute of Architects;

26.1.3.4.	for a matter connected with land or rental value, a qualified valuer appointed by the then President of the Australian Property Institute (Western Australia Division);

26.1.3.5.	for any other matter, a qualified person appointed by the senior officer for the time being of an appropriate association, institute, society or board; and

26.1.3.6.	for any disputes involving more than one area of expertise or professional experience as to which a suitably qualified Expert cannot be agreed, then the dispute may be referred to a panel of experts.

Any expert shall be of not less than 5 years current and continuous standing in his profession at the date of appointment and must practice in the State of Western Australia.

26.2.	Dispute

If a Dispute arises between the parties then either party may give the other party a Dispute Notice and the parties are to discuss the Dispute in good faith and explore resolution of the Dispute. If for any reason the parties have not resolved the Dispute within 5 Business Days after the Dispute Notice was given, then the Dispute will be dealt with as set out in this clause 26.

26.3.	Expert Determination

26.3.1.	Following service of a Dispute Notice and failure to agree a resolution within the 5 Business Day period referred to in clause 26, an Expert will be appointed at the request of either party to determine the Dispute.

26.3.2.	The Expert will be the person agreed in writing between the parties but if:

26.3.2.1.	the parties are unable to agree in writing within 5 Business Days after the issue of the relevant Dispute Notice on the appointment of the person to act as the Expert for the purposes of a determination following the issue of a Dispute Notice; or

26.3.2.2.	the parties do agree upon the person as above but the person agreed upon thereafter:

26.3.2.2.1.	is unavailable or unwilling to act;

26.3.2.2.2.	is declared of unsound mind or mentally ill;

26.3.2.2.3.	is declared bankrupt; or

26.3.2.2.4.	is prevented by illness or incapacity or death or by being unavailable to determine a Dispute following the issue of a Dispute Notice, from performing his or her obligations under this Lease, and the parties are not able within 5 Business Days after the incapacitating event to agree upon the appointment of another person to act as the Expert for the purposes of a determination following the issue of a Dispute Notice THEN either party may request the president of the relevant body referred to in clause 26.1.3 to nominate an independent person to act as such Expert.

26.3.3.	Unless the parties agree otherwise, the Expert:

26.3.3.1.	will act as an expert and not an arbitrator;

26.3.3.2.	must have no interest or duty which conflicts, or which may conflict, with his or her function as the Expert;

26.3.3.3.	must disclose fully to the parties, before entering into an agreement to act as the Expert, any interest or duty which may conflict with his or her position; and

26.3.3.4.	will be entitled to refer aspects of the Dispute to a third person for the purpose of taking advice on a specific matter relating to the Dispute and will endeavour to ensure that any third party, servant, agent or consultant of the Expert will be subject to the same obligations of confidentiality as outlined in this clause 26.

26.3.4.	Each party:

26.3.4.1.	may be legally represented at any hearing before the Expert;

26.3.4.2.	will be entitled to produce to the Expert any materials or evidence which that party believes is relevant to the Dispute; and

26.3.4.3.	will make available to the Expert all materials requested by him or her and all other materials which are relevant to his or her determination.

26.3.5.	The Expert will not be bound by the rules of evidence and, subject to the Expert abiding by the rules of natural justice, the Expert will have the power to inform himself or herself independently as to the facts to which the Dispute relates and to take such measures as he or she thinks fit to expedite the determination of the Dispute.

26.3.6.	Subject to the Expert abiding by the rules of natural justice the Expert is to determine the procedures to be followed in resolving the Dispute and the parties must co-operate promptly with those procedures, but the Expert shall in any event:

26.3.6.1.	provide the parties with an equal and fair opportunity to make written submissions and if requested by either party, conduct a hearing to allow the parties to make oral submissions in support of their position;

26.3.6.2.	provide written reasons for the Expert’s determination;

26.3.6.3.	prior to handing down the determination, issue the determination in draft form to the parties and allow the parties an equal and fair opportunity (taking into account any urgency in resolving the Dispute) to lodge written submissions concerning the proposed determination which the Expert must consider before settling and handing down the Expert’s determination.

26.3.7.	Subject to any privileges under Law, unless otherwise agreed by the parties, all material and evidence made available for the purposes of the determination will be kept confidential, unless disclosure by a party would be permitted under any provisions of this Lease.

26.3.8.	The Expert’s determination:

26.3.8.1.	will be final and binding on the parties so far as the Law allows except in the case of manifest error (of Law or fact) or where a party has been denied natural justice;

26.3.8.2.	will be made without delay and in any event within 42 days of being appointed as an Expert, unless the parties otherwise agree in writing; and

26.3.8.3.	will determine what, if any, adjustments may be necessary between the parties.

26.3.9.	The costs in relation to a determination by the Expert will be dealt with as follows:

26.3.9.1.	the remuneration of the Expert (including fees and expenses payable to any other person engaged to assist him or her in the resolution of the Dispute) will be advanced by the parties to the Dispute in equal shares, until agreement or a determination is made under clause 26.3.9.2 below as to who should pay for such remuneration;

26.3.9.2.	unless the parties specifically otherwise agree, the Expert will determine which party will bear the costs of the determination and in what proportion, having regard to the degree to which he or she considers a party was at fault or unreasonable in failing to agree to the matter under reference, and that party will bear those costs accordingly.

26.3.10.	Nothing, while in Dispute, will relieve the Landlord or the Tenant from any of their obligations under this Lease.

26.4.	Costs

Unless otherwise ordered by the Expert under this clause 26, the Expert’s costs shall be paid by the Tenant and the Landlord in equal shares and each party shall pay its own legal and other costs of the Dispute.

26.5.	Urgent interlocutory relief

Nothing in this clause 26 prevents a party from seeking urgent injunctive, declaratory or other interlocutory relief from a court, if urgently required.

SCHEDULE

Item 1.	Landlord

GIACOMEL PTY LTD ACN 009 189 011 as trustee for the Adriano Property Unit Trust of care of Prime Property Agency [***]

Item 2.	Tenant

VERIGEN AUSTRALIA PTY LTD ACN 085 385 637 of [***]

Item 3.	Land

Lot 69 on Deposited Plan 56784 being the land comprised in Certificate of Title Volume 2709 Folio 870

Item 4.	Premises

Part of the Building on the Land being a showroom and office area having a Lettable Area of 689 square metres and an adjoining warehouse area having a Lettable Area of 1206 square metres and the balcony area, all areas shown for identification purposes only hatched on the plan annexed marked “B”

Item 5.	Commencement Date

1 February 2009

Item 6.	Expiry Date

31 January 2019

Item 7.	Term

10 years

Item 8.	Rent

[***] per annum (plus GST) for that part of the Premises being the office/showroom; and

[***] per annum (plus GST) for that part of the Premises being the warehouse.

Item 9.	Review Dates

(1)	Fixed Adjustment Dates

Each anniversary of the commencing date of the initial term of this Lease as extended or renewed (as if one continuous term) other than any Market Review Dates.

(2)	Market Review Dates

1 February in each of the years 2012 and 2016 and if the first option to renew is exercised by the Tenant, 1 February 2021 and if the second option to renew is exercised by the Tenant, 1 February 2026.

Item 10.	Tenant’s Proportion of Operating Expenses

[***]

Item 11.	Use of Premises

The general day to day operations of the Tenant including general administration and sales office purposes, laboratory and laboratory related purposes, manufacturing, production and employee training and any other legally permitted uses for an office, research and development building.

Item 12.	Amount of Public Risk Insurance

[***]

Item 13.	Bank Guarantee Amount

An amount equal to [***] monthly instalments of Rent and operating expenses (plus GST) at the relevant time

Item 14.	Guarantor

GENZYME CORPORATION, a Massachusetts corporation of [***]

Item 15.	Option

(1)	5 years commencing on 1 February 2019.

(2)	5 years commencing on 1 February 2024.

Item 16.	Air Conditioning Specifications

[***] degrees centigrade (+/- [***] degrees centigrade) for premises being “bare shell”

Item 17.	Address for Notices

Landlord

[***]

Tenant

[***]

Guarantor

[***]

In the case of any notice which is not of an administrative and operational nature (for example, any notice of default, termination notice, Landlord’s notice under clause 3) any such notice to the Tenant or the Guarantor will only be properly served under this Lease if sent to both the Tenant and the Guarantor and also the Tenant’s solicitors (as notified from time to time by the Tenant and being at the date of this Lease):

[***]

Item 18.	Special Conditions

(1)	Landlord’s works

(a)	Landlord’s Works means the works required to construct the improvements shown on the Site Plan.

(b)	The Landlord, at its cost and as part of the Landlord’s Works, shall sub-divide and separately meter the Premises to create a warehouse area of 1206 square metres and an office area of 689 square metres in accordance with the Premises Plan within 30 business days following execution of this lease by the Tenant and the Guarantor. The Landlord and the Tenant are to mutually agree on the materials used to subdivide the Premises to an appropriate fire rating to ensure that security is maintained and that noise transference is reasonably contained. The Landlord and the Tenant are to mutually agree on the times that the Landlord’s contractor may access the Premises to erect the intertenancy wall.

(c)	The Landlord (at the Landlord’s expense as part of the Landlord’s Works) will carpet the office areas in the Premises with a good commercial grade carpet of the Tenant’s choice within 30 business days following execution of this lease by the Tenant and the Guarantor. The Landlord and the Tenant are to mutually agree on the times that the Landlord’s contractor may access the Premises to install the carpet.

(2)	Tenant’s Works

(a)	In this special condition (2), Tenant’s Works means any works required by the Tenant (not being part of the Landlord’s Works) to fit out the Premises to suit the Tenant’s requirements for the conduct of the Permitted Use.

(b)	The Landlord will allow the Tenant and the Tenant’s Employees reasonable access to the Premises upon reasonable notice at reasonable times (and accompanied by the Landlord’s representative if required by the Landlord) prior to the Commencement Date to plan the Tenant’s Works (including checking the layout and suitability for the Tenant’s purposes of the Landlord’s Plant and Equipment and taking measurements and other similar activities.

(c)	The Landlord grants to the Tenant from and including the Commencement Date the right to enter upon the Premises to undertake the Tenant’s Works in accordance with the terms and conditions of this Lease (including clause 10) and thereafter to commence carrying on the Tenant’s business from the Premises.

(d)	Subject to the Access Conditions, the Landlord and the Landlord’s consultants may enter upon the Premises during the undertaking of the Tenant’s Works to view the works and may give notice to the Tenant of observed defects.

(3)	Landlord’s and Tenant’s works

(a)	All work by the Landlord or the Tenant under this Lease must be done in good and workmanlike manner by competent and skilled workmen employing only mutually acceptable quality materials and in compliance with all applicable Laws and Requirements.

(b)	Any work on the Land is to be coordinated so as to maintain harmonious labour relations and not to damage the Building or interfere with Building construction or operation.

(4)	Car Parking Bays

(a)	During the Term the Tenant and the Tenant’s Employees have:

(i)	the sole right to use 55 car parking bays in the Car Park in the location shown on the Site Plan (Car Bays); and

(ii)	the right as part of the Common Areas to use the accessways shown on the Site Plan (Accessway),

as those may be changed from time to lime in writing with the Tenant’s consent.

(b)	The Tenant will not be obliged to repair or maintain or resurface the Car Bays or the Accessways (unless repairs, maintenance or resurfacing is required as a result of the act, omission, default or negligence of the Tenant’s or the Tenant’s Employees) and those obligations remain the Landlord’s.

(c)	The Tenant and the Tenant’s Employees will have the sole right to use the Car Bays and the right to use the Accessways 24 hours a day, 7 days a week at no additional cost to the Tenant (other than under clause 4 in respect of any Costs incurred by the Landlord as part of the general operating expenses referable to and payable by all tenants and other occupiers and paragraph (i) of this Special Condition). For the avoidance of doubt no regard is to be had to the area of the Car Bays under clause 4.

(d)	The Tenant’s rights in this special condition will not be taken into account on a market rent review.

(e)	Except as set out in this special condition or otherwise inconsistent with this special condition, the terms and conditions of this Lease will apply to this licence with only necessary changes to make the same sensibly apply to a licence of the Car Bays.

(f)	The Landlord must:

(i)	allow the Tenant at the Tenant’s expense to mark and identify the Car Bays the Tenant is entitled to use under this special condition (and the Tenant at its expense must remove that identification from a Car Bay immediately it ceases to be entitled to use the Car Bay and may as it sees fit at any time remove that marking for security or other reasons); and

(ii)	use reasonable efforts to assist the Tenant in ensuring that the Car Bays the Tenant is entitled to use under this special condition are not used by any person other than the Tenant and the Tenant’s Employees.

(g)	The Tenant will only use the Car Bays for the purpose of parking motor vehicles and will not use them for cleaning or, except in an emergency, performing any mechanical repairs to any motor vehicle. The Tenant also agrees not to place any rubbish on the Car Bays:

(h)	If the Landlord is lawfully required by an Authority to impose any parking fees for parking on the Land and the requirement is mandatory, then the Landlord may levy reasonable fees to users for parking in a car bay on the Land. The fees received must be deducted from the operating expenses prior to allocation among the tenants and occupiers under clause 4.

(i)	For the avoidance of any doubt any car parking levy or other similar tax imposed by any local municipal or statutory authority on the Landlord in relation to parking facilities provided by the Landlord on the Land will be dealt with under clause 4.1.1. Notwithstanding any other provision in this Lease, the Tenant’s proportion of any car parking levy or similar tax comprised in the operating expenses will be the same proportion as the number of Car Bays licensed to the Tenant for its use bears to the total number of Car Bays on the Land.

(j)	The provisions of the Lease will apply to this licence (including without limitation clause 11) except to the extent that they are inconsistent with this licence or are not sensibly capable of application to this licence.

(5)	Tenant’s early termination rights

(a)	At any lime during year 5 of the initial 10 year Term (but not during any option term) the Tenant has the right to terminate this Lease for no cause so long as it:

(i)	has provided the Landlord with not less than 6 months prior notice (Termination Notice), and

(ii)	pays to the Landlord a termination fee of not more than [***]% of any remaining Rent obligation applicable to the initial Term, but in any event an amount no greater than [***].

(b)	This Lease will terminate on the date stated in the Termination Notice or 6 months after the date of service on the Landlord, whichever is the later, but without prejudice to any antecedent breaches. For the avoidance of doubt the Tenant is required to comply with clauses 15 and 16 of this Lease on that termination.

(6)	Option to renew and right of first refusal to Lease

(a)	It is acknowledged that the Landlord will occupy the remaining portion of the warehouse part of the Building. Anytime after year 4, the Tenant will be granted an ongoing option, exercisable by giving 6 months notice to the Landlord at any time, to lease the remaining portion of the warehouse for a period which is co-terminus with and on the same terms and conditions applying at that time under this Lease.

(b)	Should the Landlord in good faith at any time (including prior to year 5) decide to lease, licence or grant to any third party the right to occupy the remaining portion of the warehouse, the Tenant is granted an on-going first right of refusal to lease the additional area (for a period which is co-terminus with and on the same terms and conditions as then apply in this Lease) in accordance with special condition (6)(c).

(c)	The Landlord may personally occupy but must not lease, licence or otherwise grant any other person any right to occupy the remaining portion of the warehouse until the Landlord has first notified the Tenant that the landlord wishes to grant rights to occupy the warehouse to a third party, and offering to lease the warehouse to the Tenant coterminous with and on the same terms and conditions as this Lease then applying except for the premises leased including any available option terms (Offer), and the Tenant not accepting the Offer in accordance with the following provisions.

(i)	Within 60 days after receiving the Offer the Tenant may accept or reject the Offer by written notice to the Landlord (in relation to which time is of the essence). Any failure by the Tenant to give such notice within the 60 day period for any reason will constitute rejection of the Offer.

(ii)	If the Tenant accepts the Offer within the 60 day period then special condition (6)(c)(iv) applies.

(iii)	If the Tenant rejects the Offer or is deemed to do so then the Landlord may grant the third party the intended occupancy rights of the remaining portion of the warehouse (subject, however, to this right of refusal if those particular third party occupancy rights at any time are terminated or otherwise cease to exist).

(iv)	If the Tenant is entitled to an additional lease under either special condition (6)(a) or (6)(b), the parties will promptly execute a formal lease document to give effect to the additional lease and reflecting the terms of this special condition (6).

(d)	The new lease and this Lease are expressly dependent on each other so that a termination of one lease will effect a termination of the other. However, the Tenant may elect to exercise an option to renew in respect of only this Lease without renewing the additional lease (but not conversely). If the Tenant does not specify in a renewal notice which lease it is renewing the Tenant will be deemed to be renewing both this Lease and the additional lease.

(7)	Operating Expenses

Notwithstanding any other provision in this Lease and for the avoidance of any doubt, the Tenant is obliged to pay operating expenses on and from the Commencement Date.

(8)	Carpet/Insurance

Notwithstanding any other provision in this Lease, the Tenant’s proportion of any insurance payable for the carpet installed in the Premises comprised in the operating expenses will be [***].

(9)	Counterparts

This Lease may be executed in any number of counterparts including by facsimile and the counterparts shall collectively constitute one and the same lease.

Executed as a Deed.

EXECUTED by GIACOMEL PTY LTD ACN 009 189 011 as trustee for the Adriano Property Unit Trust in accordance with section 127 of the Corporations Act

/s/ Adriano Giacomel	Sole Director
Signature of Director	Signature of Director/Secretary

Adriano Giacomel	Sole Director
Print name of Director	Print name of Director/Secretary

EXECUTED by VERIGEN AUSTRALIA PTY LTD ACN 085 385 637 in accordance with section 127 of the Corporations Act

/s/ Donald E. Woodhouse	/s/ David Toner
Signature of Director	Signature of Director/Secretary

Donald E. Woodhouse	David Toner
Print name of Director	Print name of Director/Secretary

EXECUTED by GENZYME CORPORATION:

EXECUTED by GENZYME CORPORATION in accordance with its Constitution

/s/ Michael Wyzga	/s/ Mary Ellen Mucci
Signature of Chief Financial Officer	Signature of Notary

Michael Wyzga	Mary Ellen Mucci
Print name of Chief Financial Officer	Print name of Notary Public

The annexures to this Lease listed below have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of these annexures will be provided to the Securities and Exchange Commission upon request.

Annexure A – Survey

Annexure B – Lease Plan Drawing